UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.              )

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INTELLISYNC CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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INTELLISYNC CORPORATION

2550 North First Street, Suite 500
San Jose, California 95131

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held December 2, 2005

To the Stockholders of Intellisync:

You are invited to attend the Annual Meeting of the Stockholders of Intellisync Corporation, a Delaware corporation, or the Company, which will be held on Friday, December 2, 2005, at 9:00 a.m. local time, at the Company’s executive offices at 2550 North First Street, Suite 500, San Jose, California 95131, for the following purposes, as more fully described in the accompanying proxy statement:

1.     To elect six members of the Board of Directors of the Company to hold office until the 2006 Annual Meeting of Stockholders and until their respective successors are elected and qualified.

2.     To consider and vote upon the proposed amendment and restatement of the Company’s 2002 Equity Incentive Plan.

3.     To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2006.

4.     To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on October 17, 2005 will be entitled to notice of, and to vote at, such meeting or any adjournments or postponements thereof.

BY ORDER OF THE BOARD OF DIRECTORS

Woodson (Woody) Hobbs
President and Chief Executive Officer
Intellisync Corporation
San Jose, California
November 1, 2005

YOUR VOTE IS IMPORTANT!

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, SIGN, DATE AND MAIL PROMPTLY THE ACCOMPANYING PROXY CARD IN THE ENCLOSED RETURN ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES OR VOTE USING THE TELPHONE OR INTERNET USING THE INSTRUCTIONS ON THE PROXY CARD. THIS WILL ENSURE THE PRESENCE OF A QUORUM AT THE MEETING. IF YOU ATTEND THE MEETING, YOU MAY VOTE IN PERSON IF YOU WISH TO DO SO EVEN IF YOU HAVE PREVIOUSLY SENT IN YOUR PROXY CARD OR VOTED BY TELEPHONE OR INTERNET.

INTELLISYNC CORPORATION

2550 North First Street, Suite 500
San Jose, California 95131
(408) 321-7650

PROXY STATEMENT

2005 ANNUAL MEETING OF STOCKHOLDERS

Intellisync Corporation, or the Company, is furnishing this proxy statement and the enclosed proxy in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on Friday, December 2, 2005, at 9:00 a.m. local time, at the Company’s executive offices located at 2550 North First Street, Suite 500, San Jose, California 95131, and at any adjournments thereof, collectively, the Annual Meeting. These materials are being mailed to stockholders of the Company on or about November 1, 2005.

Stockholders Entitled to Vote; Record Date

Only holders of the Company’s common stock as of the close of business on October 17, 2005, or the Record Date, are entitled to vote at the Annual Meeting. Stockholders who hold shares of the Company in “street name” may vote at the Annual Meeting only if they hold a valid proxy from their broker. As of the Record Date, there were 67,272,237 shares of common stock, par value $0.001 per share, outstanding.

Each stockholder of record is entitled to one vote at the Annual Meeting for each share of common stock held by such stockholder on the Record Date. Stockholders do not have cumulative voting rights.

Quorum; Required Vote

A majority of the outstanding shares of common stock entitled to vote at the Annual Meeting must be present in person or by proxy in order for there to be a quorum at the meeting. Stockholders are counted as present at the meeting if they (1) are present in person or (2) have properly submitted a proxy card or voted by telephone or by using the Internet. Under the General Corporation Law of the State of Delaware, an abstaining vote and a broker “non-vote” are counted as present and entitled to vote and are, therefore, included for purposes of determining whether a quorum is present at the Annual Meeting; however, broker “non-votes” are not deemed to be “votes cast.” As a result, broker “non-votes” are not included in the tabulation of the voting results on the election of directors or issues requiring approval of a majority of the votes cast and, therefore, do not have the effect of votes in opposition in such tabulations. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner.

Shares that are timely voted by telephone, the Internet or a properly dated, executed and returned proxy card will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted for the nominees to the Board of Directors listed on the proxy card and in this proxy statement, for the approval of the amendment and restatement of the 2002 Equity Incentive Plan, for the ratification of the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2006 and in the proxy holder’s discretion, upon such other business as may properly come before the Annual Meeting or any adjournment thereof. The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than those stated in this proxy statement and the accompanying Notice of Annual Meeting of Stockholders.

Under Delaware law, the Company’s Restated Certificate of Incorporation and the Company’s bylaws, if a quorum exists at the meeting: (a) the nominees for director who receive the greatest number of votes cast will be elected to the Board of Directors; (b) the proposal to approve the amendment and restatement of the 2002 Equity Incentive Plan will be approved if it receives the affirmative vote of the majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting; and (c) the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2006 will be approved if it receives the affirmative vote of the majority of the shares of common stock present or represented and entitled to vote at the Annual Meeting. Abstentions and broker non-votes will have no impact on the election of directors since they have not been cast in favor of or against any nominee, nor will broker non-votes have any effect on the proposals to approve the amendment of the 2002 Equity Incentive Plan and to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2006, since approval of these proposals is based solely on the number of votes present or represented and entitled to vote. Abstentions are deemed to be “votes cast,” and have the same effect as a vote against these proposals. However, broker non-votes are not deemed to be votes cast, and therefore are not included in the tabulation of the voting results on (i) the proposal to approve the amendment and restatement of the 2002 Equity Incentive Plan and (ii) the proposal to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending July 31, 2006.

Voting

Voting by telephone or the Internet.   A stockholder may vote his or her shares by calling the toll-free number indicated on the enclosed proxy card and following the recorded instructions or by accessing the website indicated on the enclosed proxy card and following the instructions provided. When a stockholder votes via the Internet or by telephone, his or her vote is recorded immediately. The Company encourages its stockholders to vote using these methods whenever possible.

Voting by proxy card.   All shares entitled to vote and represented by properly executed proxy cards received prior to the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on those proxy cards. If no instructions are indicated on a properly executed proxy card, the shares represented by that proxy card will be voted as recommended by the Board of Directors. If any other matters are properly presented for consideration at the Annual Meeting, including, among other things, consideration of a motion to adjourn the Annual Meeting to another time or place (including, without limitation, for the purpose of soliciting additional proxies), the persons named as proxies in the enclosed proxy card and acting thereunder will have discretion to vote on those matters in accordance with their best judgment. The Company does not currently anticipate that any other matters will be raised at the Annual Meeting.

Voting by attending the meeting.   A stockholder may also vote his or her shares in person at the Annual Meeting. A stockholder planning to attend the Annual Meeting should bring proof of identification for entrance to the Annual Meeting. If a stockholder attends the Annual Meeting, he or she may also submit his or her vote in person, and any previous votes that were submitted by the stockholder, whether by

Internet, telephone or mail, will be superseded by the vote that such stockholder casts at the Annual Meeting.

Changing vote; revocability of proxy.   If a stockholder has voted by telephone or the Internet or by sending a proxy card, such stockholder may change his or her vote before the Annual Meeting. A stockholder that has voted by telephone or the Internet may change his or her vote by making a timely and valid later telephone or Internet vote, as the case may be. Any proxy card given pursuant to this solicitation may be revoked by the person giving it at any time before it is voted. A proxy card may be revoked by (1) filing with the Secretary of the Company, at or before the taking of the vote at the Annual Meeting, a written notice of revocation or a duly executed proxy card, in either case dated later than the prior proxy card relating to the same shares, or (2) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not of itself revoke a proxy). Any written notice of revocation or subsequent proxy card must be received by the Secretary of the Company prior to the taking of the vote at the Annual Meeting. Such written notice of revocation or subsequent proxy card should be hand delivered to the Secretary of the Company or should be sent so as to be delivered to Intellisync Corporation, Attn.: Secretary of the Company at 2550 North First Street, Suite 500, San Jose, California 95131.

Expenses of Solicitation

The proxy card accompanying this proxy statement is solicited by the Board of Directors of the Company. The Company will pay all of the costs of soliciting proxies. In addition to solicitation by mail, officers, directors and employees of the Company may solicit proxies personally, or by telephone, without receiving additional compensation. The Company has retained InvestorCom, Inc. to assist in the solicitation of proxies in connection with the Annual Meeting. The Company will pay such firm customary fees, expected to be approximately $7,000 plus expenses. The Company, if requested, will also pay brokers, banks and other fiduciaries who hold shares of Common Stock for beneficial owners for their reasonable out-of-pocket expenses of forwarding these materials to stockholders.

Stockholder Information

In compliance with Rule 14a-3 promulgated under the Exchange Act, the Company hereby undertakes to provide without charge to each person upon written request, a copy of the Company’s Annual Report on Form 10-K for the year ended July 31, 2005, including the financial statements and financial schedules thereto. Requests for such copies should be directed to Intellisync Corporation, 2550 North First Street, Suite 500, San Jose, California 95131, Attention: Investor Relations.

If you share an address with another stockholder, you may receive only one set of proxy materials unless you have previously provided contrary instructions. If you wish to receive a separate set of proxy materials, please request the additional copies by contacting us as instructed in the previous sentence, or by contacting our Investor Relations Department at (408) 321-3835. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may contact us at the address or telephone number specified above to request that only a single copy of these materials be delivered to your address in the future.

PROPOSAL NO. 1
ELECTION OF DIRECTORS

Six directors are to be elected at the Annual Meeting. Each of the nominees set forth below are current directors standing for re-election. Of the nominees for the Annual Meeting, Messrs. Keith Cornell and Terrence Valeski were elected as a director by the Company’s Board of Directors, or the Board, in May 2005. If elected, each of the nominees will serve as directors until the Company’s Annual Meeting of Stockholders in 2006 and until their successors are elected and qualified. The Board has the authority pursuant to the Company’s bylaws to increase or decrease the size of the Board or fill any vacancies which may exist between annual meetings as qualified candidates are identified and agree to serve.

Nominees for election to the Board were recommended as candidates for re-election to the Board by the nominating and governance committee of the Company’s Board. Certain information with respect to the age and background of each nominee is set forth below. Each nominee has consented to being named in this proxy statement and has agreed to serve if elected. The Board knows of no reason why any nominee should be unable or unwilling to serve. However, if any nominee(s) should for any reason be unable or unwilling to serve, the proxies will be voted for such substitute nominees as the Board may designate.

If a quorum is present and voting, the nominees for directors receiving the highest number of votes will be elected as directors. Abstentions and shares held by brokers that are present, but not voted because the brokers were prohibited from exercising discretionary authority, i.e. “broker non-votes,” will be counted as present for purposes of determining if a quorum is present.

Name	Position with the Company	Age	Director Since
Woodson Hobbs(1)	President, Chief Executive Officer and Director	58	2002
Michael M. Clair(2)(3)(4)(5)	Chairman of the Board	57	1994
Richard W. Arnold(2)(4)(5)	Director	57	2004
Kirsten Berg-Painter(3)	Director	45	2001
Keith Cornell(3)	Director	45	2005
Terrence Valeski(2)(4)	Director	58	2005

(1)          Member of stock option committee.

(2)          Member of audit committee

(3)          Member of compensation committee

(4)          Member of nominating and governance committee

(5)          Member of the special strategy committee

Mr. Hobbs became the president and chief executive officer of the Company in June 2002. He has also served as a director of the Company since joining the Company. Prior to joining the Company, Mr. Hobbs served as a consulting executive for the venture capital community, and as a strategic systems consultant to large corporations. From 1995 to 2002, Mr. Hobbs held the position of interim chief executive officer at the following companies: FaceTime Communications, a provider of instant messaging network-independent business solutions; Tradenable, Inc., an online escrow service company; BigBook, Inc., a pioneer in the online yellow pages industry; and I/PRO Corporation, a leader in quantitative measurement of Web site usage. From 1993 to 1994, Mr. Hobbs served as chief executive officer of Tesseract Corporation, a human resources outsourcing and software company. Mr. Hobbs spent the early part of his career with Charles Schwab Corporation, a securities brokerage and financial service company, as chief information officer and with Service Bureau, a division of International Business Machines Corporation, or IBM, the world’s largest information technology company, as one of the developers and the director of operations of Online Focus, an online credit union system that ultimately served over 20 million members.

Mr. Clair became a director of the Company in December 1994 and has served as chairman of the board of the Company since March 1995. Since June 1995, Mr. Clair has served as an independent financial consultant. Mr. Clair was a founder of SynOptics Communications (now Nortel Networks), a computer networking company, and from January 1987 to November 1992, served as vice president of sales and marketing and then as senior vice president of sales and customer service of SynOptics. Mr. Clair has more than 30 years of experience in data processing, data and voice communications and local area networking, as well as various wireless technologies. He spent the early part of his career with Tymshare, Inc., a computer time-sharing company, and ROLM, a manufacturer of digital PBX equipment, in a variety of sales and marketing positions. He holds a BS degree in business and an MBA degree from the University of Buffalo. Mr. Clair is a director of several private companies.

Mr. Arnold became a director of the Company in May 2004. Since June 2001, Mr. Arnold has served as founding partner of Committed Capital Proprietary Limited, a private equity investment company based in Sydney, Australia. From August 1999 to May 2001, Mr. Arnold served as executive director of Consolidated Press Holdings Limited, also a private investment company based in Sydney. Previously, Mr. Arnold served as managing director of TD Waterhouse Australia, a securities dealer; as chief executive officer of Integrated Decisions and Systems, Inc., an application software company; as managing director of Eagleroo Proprietary Limited, a corporate advisor company; and in various capacities with Charles Schwab & Company., Inc., a securities and financial services brokerage, including serving as chief financial officer and as executive vice president—Strategy and Corporate Development. Mr. Arnold holds a BS degree in psychology from Stanford University.

Ms. Berg-Painter became a director of the Company in August 2001. Since November 2000, Ms. Berg-Painter has served as an independent marketing consultant. From July 1998 to October 2000, Ms. Berg-Painter served as senior vice president of worldwide marketing at Clarify, Inc., an enterprise customer relationship management, or CRM, company. From 1989 to 1998, Ms. Berg-Painter served in various capacities with Aspect Communications Corporation, a provider of customer relationship portals, last serving as general manager and vice president of one of its product divisions. Previously, Ms. Berg-Painter served as director of product marketing for AST Research, Inc., a personal computer manufacturer, and as director of marketing for Syntellect, Inc., a provider of call-center technology and hosted service solutions. Ms. Berg-Painter began her career at IBM where she held various systems engineering and marketing positions. She holds a BA degree in business and economics from University of California, Los Angeles and attended business school at Norges Handelshøyskolen in Bergen, Norway.

Mr. Cornell is a UK chartered director and became a director of the Company in May 2005. Since 2002, Mr. Cornell has served as chief executive officer of Empower Interactive Ltd., a private specialized messaging platform company working globally with mobile operators. From 2001 to 2002, Mr. Cornell served as president of British Telecom Wireless plc., a mobile telecommunications company, for its Europe operations and in the same position in its spin-off, O2. Between May and October 2001, he served as interim chief executive officer for British Telecom’s Viag Intercom unit in Germany. From 1999 to 2001, Mr. Cornell worked for Firstmark Communications, a Pan-European broadband company, as a senior vice president of business development. From 1995 to 1999, Mr. Cornell served in various capacities including as executive director and vice president of international operations with Vodafone Airtouch International, Ltd. Previously, Mr. Cornell served as director or senior manager for various companies including Airtouch Communications, Inc., a wireless communications company, and Marakon Associates, a value-based strategy consultancy firm. He holds a BS degree in engineering from Harvey Mudd College and an MBA degree from Carnegie Mellon University.

Mr. Valeski became a director of the Company in May 2005. From 2000 to 2005, Mr. Valeski served as chief executive officer and managing director of Eurotel Praha, a leading provider of wireless voice and data services in the Czech Republic. From 1997 to November 2000, Mr. Valeski served in various capacities with British Telecommunications plc (BT), a United Kingdom telecommunications company, as director for mobile marketing outside UK and later as chief operating officer and chief marketing officer for BT’s other divisions or joint ventures such as Telfort, Blu and BT Wireless in Holland and Italy. From 1994 to 1997, Mr. Valeski worked for Pacific Bell Mobile Services, a diversified telecommunications company, as a senior vice president and later as president and general manager. Previously, Mr. Valeski served as senior vice president of sales and marketing for various companies including Atari Corporation, a manufacturer of video games; Mattel, Inc., the world’s largest toy company; Teledyne WaterPik, Inc., a diversified manufacturing company; and J. Walter Thompson Company, a New York-based advertising agency. He holds an EA degree in liberal arts from the University of Arizona. Mr. Valeski is a director of several private companies.

Board Meetings and Committees

During the fiscal year ended July 31, 2005, the Board held seven (7) meetings. No directors attended fewer than 75 percent of the total number of meetings of the Board or committees of the Board held in the fiscal year ended July 31, 2005 which such directors were eligible to attend.

The Board has an audit committee, a compensation committee, a stock option committee and a nominating and governance committee.

Audit Committee.   The audit committee’s functions are to: monitor the corporate financial reporting and the internal and external audits of the Company; provide to the Board the results of its examinations and recommendations derived therefrom; outline to the Board improvements made, or to be made, in internal accounting controls; appoint, compensate and oversee the Company’s independent registered public accounting firm; supervise the finance function of the Company (including, among other matters, the Company’s investment activities); to engage and compensate independent counsel and other advisors as it deems necessary to carry out its duties, to the extent permitted under applicable laws, rules and regulations, and the Company’s bylaws and certificate of incorporation ; delegate to one or more members of the audit committee the authority to grant pre-approvals of audit services and non-audit services provided such decisions are presented to the full audit committee at regularly scheduled meetings; and provide the Board such additional information and materials as it may deem necessary to make the Board aware of significant financial matters which require the attention of the Board. The audit committee undertakes those specific duties and other responsibilities listed in the audit committee’s charter, and such other duties as the Board from time to time may prescribe. See also “Report of the Audit Committee of the Board of Directors” below. During the fiscal year ended July 31, 2005, the audit committee held four (4) meetings. During the fiscal year ended July 31, 2005, each of Messrs. Arnold, Berg-Painter, Clair, Valeski and Praisner were members of the Audit Committee. Ms. Berg-Painter resigned from the Audit Committee on August 25, 2004 and Mr. Praisner resigned from the Audit Committee on July 1, 2005. The Audit Committee currently consists of Messrs. Arnold, Clair and Valeski. The Board has determined that Mr. Arnold is the audit committee’s “financial expert,” as defined under Section 407 of the Sarbanes-Oxley Act of 2002 and the rules promulgated by the Securities and Exchange Commission, or SEC, in furtherance of Section 407. The Board has also determined that Messrs. Arnold, Clair and Valeski are each independent of the Company and its management under the rules of the Nasdaq Stock Market. The audit committee adopted a written charter in September 2004, a copy of which is available on our website at www.intellisync.com.

Compensation Committee.   The compensation committee’s primary function is to review and approve individual elements of total compensation for the Company’s chief executive officer and other executive officers, including base salary, incentive awards, stock grants and any other long-term incentive awards. In addition, as appropriate, the compensation committee reviews and approves employment and other agreements affecting the chief executive officer and other executive officers. Other functions of the compensation committee include the administration and review of the Company’s incentive compensation and other equity-based compensation plans. The members of the compensation committee are Ms. Berg-Painter and Messrs. Clair and Cornell. During the fiscal year ended July 31, 2005, the compensation committee held three (3) meetings. The compensation committee adopted a written charter in September 2004, a copy of which is available on our website at www.intellisync.com.

Stock Option Committee.   The stock option committee consisted of Mr. Hobbs for the fiscal year ended July 31, 2005. The stock option committee held no meetings during the fiscal year and typically takes action by written consent. This committee is primarily responsible for approving all stock option grants of 100,000 shares or fewer to new and continuing employees (other than executive officers). Provided Mr. Hobbs is re-elected as a member of the Board, Mr. Hobbs will continue to serve as the sole member of the stock option committee for the fiscal year ending July 31, 2006.

Nominating and Governance Committee.   The nominating and governance committee consisted of Messrs. Arnold, Clair and Valeski for the fiscal year ended July 31, 2005. The Board has determined that each of the members of the nominating and governance committee is independent of the Company and its management under the rules of the Nasdaq Stock Market. The nominating and governance committee’s functions are to identify, evaluate and recommend to the Board candidates to serve as members of the Board, including filling any vacancies, recommend to the Board directors for appointment to its committees, conduct an annual evaluation of the performance of the Board, make recommendations to the Board regarding issues of management succession, periodically review and assess the Company’s corporate governance policies in light of the applicable legal requirements and recommend to the Board appropriate modifications, if any, and perform such other duties and responsibilities as may be assigned to the committee by the Board. The nominating and governance committee was established in May 2004. During the fiscal year ended July 31, 2005, the nominating and governance committee held two (2) meetings. Nominees for the Annual Meeting were evaluated at a meeting of the nominating and governance committee held on October 12, 2005. The nominating and governance committee adopted a written charter in September 2004, a copy of which is available on our website at www.intellisync.com.

In evaluating and determining whether to recommend a person as a candidate for election or re-election as a director, the nominating and governance committee’s criteria reflects the requirements of rules recently adopted by the Nasdaq Stock Market with respect to independence and the following factors: the needs of the Company with respect to the particular talents and experience of its directors; personal and professional integrity of the candidate; level of education and/or business experience; broad-based business acumen; the level of understanding of the Company’s business and industry; strategic thinking and a willingness to share ideas; and diversity of experiences, expertise and background. The nominating and governance committee will use these criteria to evaluate all potential nominees.

The nominating and governance committee will consider proposed nominees for director whose names are submitted to it by any stockholder entitled to vote in the election of directors. The nominating and governance committee does not have and has not adopted a formal process for considering nominees of stockholders because it believes that its information consideration process has been adequate. The nominating and governance committee intends to periodically review whether a more formal process should be adopted. Stockholder nominations for director, however, must comply with the notice provisions of the Company’s bylaws. Generally, a stockholder nomination for a director must be received at the Company’s principal executive offices not less than 120 days in advance of the date that the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting.

Special Strategy Committee.   The special strategy committee was established on August 9, 2005 and currently consists of Messrs. Clair, Hobbs and Arnold, with Mr. Arnold serving as chairman of the special strategy committee. The function of the special strategy committee is to analyze and explore business alternatives that may be available to the Company and provide recommendations to the Board regarding its review of such business alternatives.

Vote Required and Board of Directors Recommendation

If a quorum representing a majority of all outstanding shares of common stock is present and voting, either in person or by proxy, the six nominees for director receiving the highest number of “for” votes will be elected. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum. Abstentions and broker non-votes, on the other hand, will have no effect on the outcome of the vote.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE NOMINEES NAMED ABOVE.

PROPOSAL NO. 2

APPROVAL OF THE AMENDED AND RESTATED 2002 EQUITY INCENTIVE PLAN

The stockholders are being asked to approve the Company’s amended and restated 2002 Equity Incentive Plan (the “2002 Plan”), which was formerly known as the 2002 Equity Incentive Plan. The Board believes that the fundamental objectives of a long-term incentive compensation program are to align the interests of management and the stockholders and to create long-term shareholder value. The Board believes that the amended and restated 2002 Plan increases the Company’s ability to achieve these objectives by allowing for the grant of restricted stock units in addition to stock options, which will help us recruit, reward, motivate and retain talented personnel. Recent changes in the equity compensation accounting rules, which became effective for us on July 1, 2005, also make it important for us to have greater flexibility under the 2002 Plan. As the new equity compensation accounting rules come into effect, competitive equity compensation practices may change materially, especially as they pertain to the use of equity compensation vehicles other than stock options. In October 2005, the Board approved the amended and restated 2002 Plan, subject to the approval of a majority of the shares of the Company’s Common Stock that are present in person or by proxy and entitled to vote at the Annual Meeting. If the stockholders approve the amended and restated 2002 Plan, it will replace the current version of the 2002 Plan. Otherwise, the current version of the 2002 Plan will remain in effect. Our named executive officers and directors have an interest in this proposal.

Changes being made to the 2002 Plan

The following is a summary of the material changes proposed to be made to the 2002 Plan:

•       The current 2002 Plan allows for the grant of stock options. The proposed amended 2002 Plan would also permit the award of restricted stock units. Restricted stock units are rights to acquire or purchase shares of Company common stock that vest in accordance with the terms and conditions established by the administrator of the 2002 Plan.

•       The proposed amended 2002 Plan would establish new annual limitations on the number of stock options and restricted stock units that may be granted to any participant in the 2002 Plan in any single fiscal year. If the 2002 Plan is amended and restated as proposed: (i) no participant will be able to be granted options covering more than 1,000,000 shares during any of the Company’s fiscal years; and (ii) no participant will be granted more than 500,000 shares of restricted stock units during any fiscal year.

•       The proposed amended 2002 Plan would also allow the administrator of the 2002 Plan to grant options and restricted stock units under the amended 2002 Plan to qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code.

The proposed amended 2002 Plan does not differ from the current version of the 2002 Plan in any other material respect. The Company expects that under the proposed amended 2002 Plan, as was the case prior to the proposed amendment, the majority of all options granted thereunder will vest over a four year period; with 1/4th of the shares subject to such options vesting in one year and 1/48th of the total number of shares subject to such options vesting each full month thereafter, provided that the optionee remains a service provider to the Company on each such date.

General

In 2002, the Board unanimously adopted and the stockholders approved the 2002 Plan. On October 27, 2005 the Board, subject to stockholder approval, approved an amendment to the 2002 Plan to allow for the grant of restricted stock units in addition to stock options. As of October 17, 2005, there were 1,257,148 shares available for future grant under the 2002 Plan. The purpose of the proposed amendment is to allow for greater flexibility in the types of incentive compensation available for grant under the 2002 Plan. The ability to grant stock options and restricted stock units as proposed under the amended and restated 2002 Plan is vital to the Company’s ability to attract and retain outstanding and highly skilled individuals in the competitive labor markets in which the Company competes. Such awards also are crucial to our ability to motivate employees to achieve the Company’s goals. For the reasons stated above, the stockholders are being asked to approve the amended and restated 2002 Plan and the Board recommends that the stockholders approve the proposed amendment and restatement of the 2002 Plan.

Description of the 2002 Equity Incentive Plan

The following summary of the 2002 Plan, as proposed to be amended, is qualified in its entirety by the specific language of the 2002 Plan, a copy of which is included as Appendix A to this proxy statement.

General.   The 2002 Plan was established to attract, retain and reward persons providing services to the Company and to its eligible parent or subsidiary corporations, and to motivate such persons to contribute to the growth and profits of the Company in the future. The 2002 Plan provides for grants to employees (including officers and employee directors) of the Company or a parent or subsidiary of the Company of “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code and for grants of nonstatutory stock options and restricted stock units to officers, employees, directors and consultants (including non-employee directors) of the Company or a parent or subsidiary of the Company (collectively referred to as an “Award” or “Awards”). See “Summary of Federal Income Tax Consequences of the 2002 Equity Incentive Plan” below for information concerning the tax treatment of Awards. The 2002 Plan is not a qualified deferred compensation plan under Section 401(a) of the Code, and is not subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. Benefits to be granted under the 2002 Plan are not determinable.

Options.   The administrator is able to grant nonqualified stock options and incentive stock options under the 2002 Plan. The administrator will determine the number of shares subject to each option, but no participant will be granted options covering more than 1,000,000 shares during any of the Company’s fiscal years. With respect to a participant’s first year of service with us, however, options covering no more than an additional 1,000,000 shares may be granted.

Restricted Stock Units.   Assuming the stockholders approve this Proposal No. 2, the administrator will be able to grant Awards of restricted stock units. Awards of restricted stock units are rights to acquire or purchase shares of Company common stock. Each restricted stock unit is equal to the fair market value of one share of our common stock. Restricted stock units vest in accordance with the terms and conditions established by the administrator in its sole discretion. For example, the administrator may set restrictions based on the achievement of specific performance goals. Awards of restricted stock units will be made in shares. The administrator will determine the number of shares payable upon vesting of an Award of restricted stock units, but no participant will be granted restricted stock units covering more than 500,000 shares during any of the Company’s fiscal years. With respect to a participant’s first year of service with us, however, restricted stock units covering an additional 500,000 shares may be awarded.

Shares Subject to Plan.   Awards shall be for the purchase of shares of the authorized but unissued, or reacquired (treasury) common stock of the Company. The maximum number of shares of stock which may be issued under the 2002 Plan shall be 8,775,000 shares. In the event that any outstanding Award for any reason expires or is terminated or canceled, the shares allocable to the unexercised portion of such Award may again be subject to grant under an Award to be granted pursuant to the 2002 Plan. Shares issued upon exercise of an Award and repurchased by the Company will not increase the number of shares available for issuance under the 2002 Plan.

As of October 17, 2005, 7,517,852 shares had been issued under the 2002 Plan and options to purchase 7,346,436 shares were outstanding, leaving only 1,257,148 shares available for future grant. Options outstanding on October 17, 2005 have per share exercise prices ranging from $2.00 to $4.60, or a weighted average per share exercise price of $2.60, and expire 10 years from the date of grant of the option (unless exercised or cancelled prior to that time).

Administration.   The Board is responsible for administering our stock plans, including the 2002 Plan. The Board may, however, delegate authority to administer the 2002 Plan to one or more committees. Currently, the 2002 Plan is administered by the stock option committee, which consists of Mr. Hobbs. This committee is primarily responsible for approving the grant of all Awards of 100,000 shares or fewer to new and continuing employees (other than executive officers). Any officer of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election. The Board or its committee(s) will administer the 2002 Plan pursuant to applicable laws and regulations. To the extent Awards are intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code, the 2002 Plan will need to be administered by a committee of two or more “outside directors” within the meaning of Section 162(m).

The administrator determines the terms and conditions provided in the 2002 Plan, including the power to terminate or amend the 2002 Plan at any time, subject to the terms of the 2002 Plan and any legal requirements. The administrator determines the number of shares of stock for which each Award is granted, the option exercise price of each option, the timing and terms of exercisability and vesting of each Award, whether each option is to be treated as an incentive stock option, a nonqualified stock option or as a restricted stock unit and all other terms and conditions of the option. The administrator will interpret the 2002 Plan or the terms of any Awards granted under the 2002 Plan, and all determinations of the administrator will be final and binding upon all persons bound by the 2002 Plan or holding an Award.

Eligibility.   The 2002 Plan provides for grants to employees (including officers and employee directors) of the Company or a parent or subsidiary of the Company of “incentive stock options” within the meaning of Section 422 of the Internal Revenue Code, and for grants of nonstatutory stock options and restricted stock units to officers, employees, directors and consultants (including non-employee directors) of the Company or a parent or subsidiary of the Company. A director of the Company is not eligible to be granted an incentive stock option unless the director is also an employee of the Company. An individual who is rendering services as a consultant, advisor, or other independent contractor may only be granted a nonqualified stock option or a restricted stock units and is not eligible to be granted incentive stock options. Eligible persons may be granted more than one Award. As of October 17, 2005, approximately 452 employees, officers, consultants, and directors were eligible to participate in the 2002 Plan.

Terms, Conditions and Form of Awards.   The terms of Awards granted under the 2002 Plan are determined by the administrator. Each Award granted pursuant to the 2002 Plan is evidenced by a written agreement specifying the number of shares of stock covered by the Award. This written agreement also specifies other provisions that the administrator may determine. The agreement evidencing the Award may incorporate all or any of the terms of the 2002 Plan by reference and shall comply with and be subject to the following terms and conditions:

Option Exercise Price.   The option exercise price for each option is established in the sole discretion of the administrator. However, the option exercise price per share, (i) for an incentive stock option, shall not be less than the fair market value, as determined by the administrator, which determination will generally be based upon the closing price on the Nasdaq National Market on the date of grant, of a share of stock, (ii) for a nonqualified stock option, shall not be less than one hundred percent (100%) of the fair market value, as determined by the administrator, of a share of stock on the date of the granting of the option. Additionally, no incentive stock option granted to a participant who at the time the option is granted owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company will have an option exercise price per share less than 110 percent of the fair market value, as determined by the administrator, of a share of stock on the date of the granting of the option. As of October 17, 2005, the closing price of a share of our common stock on the Nasdaq National Market was $4.40.

Exercise Of Options.   The administrator determines when options are exercisable, including any vesting requirements and/or performance criteria with respect to the Company or the participant, and the term of each option.

Exercise on Termination.   If the participant’s employment or consulting relationship with the Company is terminated for any reason other than death or total and permanent disability, options under the 2002 Plan may be exercised within three months (or some other period determined by the administrator) after the date of such termination to the extent the option was vested on the termination date. If a participant is unable to continue his or her employment or consulting relationship with the Company as a result of his or her disability, options may be exercised within 90 days (or some other period determined by the administrator) after the date of termination and may be exercised to the extent the option was vested on the date of termination. If a participant dies while working for the Company, or within 30 days after the participant has ceased to work for the Company, and such participant has worked for the Company since the date of grant of the option, the option may be exercised within 90 days after the date of death (or some other period determined by the administrator) by the participant’s estate or by a person who inherited the right to exercise the option to the extent the option would have been vested at the date of death.

Option Termination Date.   Incentive stock options granted under the 2002 Plan expire 10 years from the date of grant unless a shorter period is provided in the option agreement. Incentive stock options granted to 10 percent stockholders may not have a term of more than five years. Although nonqualified stock options granted under the 2002 Plan may have any term specified by the administrator, the applicable term is generally 10 years.

Nontransferability of Awards   Awards granted under the 2002 Stock Plan are not transferable by the recipient, other than by will or the laws of descent and distribution, and stock options are exercisable only by the participant during his or her lifetime or, in the event of death, by a person who acquires the right to exercise the option by bequest or inheritance or by reason of the death of the participant.

$100,000 Limitation Applicable To Incentive Stock Options.   Notwithstanding any designation by the administrator of an option as an incentive stock option, to the extent that the aggregate fair market value of shares with respect to which options designated as incentive stock options are exercisable for the first time by any participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess options shall be treated as nonqualified stock options.

Withholding Taxes.   As a condition of the grant, vesting or exercise of an Award, the participant (or in the case of the participant’s death, the person succeeding to the participant’s rights under the Award) shall make such arrangements as the administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with such grant, vesting or exercise of the Award and the issuance of shares of stock thereunder.

Transfer of Control; Liquidation.   The 2002 Plan provides that in the event of (a) a sale of all or substantially all of the Company’s assets, or (b) a merger, consolidation or other capital reorganization or transaction of the Company with or into another corporation, entity or person, the acquiring or successor corporation may assume the Company’s rights and obligations under outstanding Awards or substitute Awards for the acquiring corporation’s stock for such outstanding Awards. Any unexercised Awards which are neither assumed or substituted for by the acquiring corporation in connection with the transfer of control, shall terminate and cease to be outstanding effective as of the date of the transfer of control. The administrator may grant Awards that permit acceleration of vesting upon a change of control of the Company.

In the event of a liquidation or dissolution of the Company, each Award will terminate immediately prior to the consummation of such action, unless otherwise determined by the administrator in its sole discretion.

Adjustments Upon Changes in Capitalization.   In the event any change, such as a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification, is made in the Company’s capitalization that results in an increase or decrease in the number of issued shares of common stock without receipt of consideration by the Company, appropriate adjustment shall be made in the exercise price of each outstanding Award, the number of shares subject to each Award, and the annual Section 162(m) limitation on grants to employees, as well as the number of shares available for issuance under the 2002 Plan.

Termination or Amendment of Plan.   The administrator may at any time amend, alter, suspend, discontinue, or terminate the 2002 Plan or one or more outstanding Awards at any time; provided, however, that without the approval of the Company’s stockholders, there shall be (a) no increase in the total number of shares of stock covered by the 2002 Plan, (b) no change in the class of persons eligible to receive incentive stock options and (c) no expansion in the class of persons eligible to receive nonqualified stock options. In any event, no amendment, alteration, suspension, discontinuance, or termination (except as otherwise provided in the 2002 Plan) may adversely affect the rights of any participant under any outstanding Award without his or her consent, unless such amendment is required to enable an option designated as an incentive stock option to qualify as an incentive stock option. Unless terminated earlier, the 2002 Plan will terminate in October 2012.

Federal Tax Aspects

The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and the Company of Awards granted under the 2002 Plan. Tax consequences for any particular individual may be different.

Nonqualified Stock Options.   No taxable income is reportable when a nonqualified stock option with an exercise price equal to the fair market value of the Company’s stock is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares would be capital gain or loss.

Incentive Stock Options.   No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax, in which case taxation is the same as for nonqualified stock options). If the participant exercises the option and then later sells or otherwise disposes of the shares more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares on the exercise date (or the sale price, if less) minus the exercise price of the option.

Restricted Stock Units.   A participant generally will not have taxable income at the time an Award of restricted stock unit is granted. Instead, he or she will recognize ordinary income in the first taxable year in which his or her interest in the shares underlying the Award becomes either (i) freely transferable or (ii) no longer subject to substantial risk of forfeiture.

Tax Effect for the Company.   The Company generally will be entitled to a tax deduction in connection with an Award under the 2002 Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to the Company’s Chief Executive Officer and to each of its four most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, The Company can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met. These conditions include stockholder approval of the 2002 Plan, setting limits on the number of Awards that any individual may receive and for Awards other than certain stock options, establishing performance criteria that must be met before the Award actually will vest or be paid. The 2002 Plan has been designed to permit the Committee to grant Awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting the Company to continue to receive a federal income tax deduction in connection with such Awards.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE GRANT AND EXERCISE OF AWARDS UNDER THE 2002 PLAN. IT DOES NOT PURPORT TO BE COMPLETE, AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A SERVICE PROVIDER’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE SERVICE PROVIDER MAY RESIDE.

Benefits to Named Executive Officers and Others

The following table shows the number of options to purchase common stock that were granted under the 2002 Plan to current executive officers named in this proxy statement, nominees for re-election to the Board and named groups during the fiscal year ended July 31, 2005. During the fiscal year ending July 31, 2006, the Board or its committee(s), in its discretion, may grant additional options to eligible participants under the 2002 Plan.

Name and Position	Number of Options(1)
Woodson Hobbs, President and Chief Executive Officer and Director(2)	1,500,000
Clyde Foster, Chief Operating Officer	400,000
Robert Gerber, Chief Marketing Officer	100,000
Steven Goldberg, Former Chief Strategy Officer	100,000
J. Keith Kitchen, Former Chief Financial Officer	50,000
Said Mohammadioun, Former Chief Technology Officer and Director	200,000
Richard Arnold, Director(2)	25,000
Kirsten Berg-Painter, Director(2)	25,000
Michael M. Clair, Director(2)	25,000
Keith Cornell, Director(2)	25,000
Terrence Valeski, Director(2)	25,000
Michael Praisner, Former Director	25,000
Executive Group	2,350,000
Outside Director Group	300,000
Non-Executive Officer Employee Group	3,447,000

(1)          All options granted at fair market value as of the date of grant. There were no options granted under the 2000 Supplemental Stock Option Plan during the fiscal year ended July 31, 2005

(2)          Nominee for re-election as a director.

New Plan Benefits

Any future Awards granted to eligible participants under the 2002 Plan are subject to the discretion of the Board or its committee(s) and, therefore, are not determinable at this time.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the votes cast at the Annual Meeting, at which a quorum representing a majority of all outstanding shares of common stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSED AMENDMENT TO THE 2002 EQUITY INCENTIVE PLAN.

PROPOSAL NO. 3
RATIFICATION OF APPOINTMENT OF INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee of the Board has selected PricewaterhouseCoopers LLP as independent registered public accounting firm to audit the financial statements of the Company for the fiscal year ending July 31, 2006. PricewaterhouseCoopers LLP has acted as the Company’s independent registered public accounting firm since the Company’s inception. A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and is expected to be available to respond to appropriate questions.

Neither the Company’s bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee will reconsider whether or not to retain that firm. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of different independent registered public accounting firm at any time during the year if they determine that such a change would be in our best interests and the best interests of our stockholders.

Principal Accountant Fees and Services

Aggregate fees for professional services rendered for the Company by PricewaterhouseCoopers LLP for fiscal years ended July 31, 2005 and 2004, were:

	Fiscal 2005	Fiscal 2004
Audit Fees	$1,042,775	$403,950
Audit related	0	623,720
Tax Fees	73,662	31,606
All Other	0	0
Total	$1,116,437	$1,059,276

The audit fees for the years ended July 31, 2005 and 2004, respectively, consist of the aggregate fees billed for professional services rendered for the audits and interim reviews of the consolidated financial statements of the Company, the issuance of consents and assistance with review of documents filed with the SEC.

The audit related fees as of the years ended July 31, 2005 and 2004, respectively, consist of the aggregate fees billed for professional services rendered for assurance and related services that were reasonably related to the performance of the audit or review of the Company’s financial statements and were not otherwise included in audit fees. Included in such audit related fees were fees incurred in connection with the auditors’ review of financial information included in the Company’s filed registration statements, due diligence and audits related to mergers and acquisitions and accounting consultations.

Tax fees as of the years ended July 31, 2005 and 2004, respectively, consist of the aggregate fees billed for services related to tax compliance, including the preparation of tax returns.

All other fees as of the years ended July 31, 2005 and 2004, respectively, consist of the aggregate fees billed for products and services provided by the auditors and not otherwise included in audit fees, audit related fees or tax fees.

Audit Committee Pre-Approval Policies and Procedures

The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is often subject to a specific budget. The independent registered public accounting firm and management are required to report periodically to the audit committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The audit committee may also pre-approve particular services on a case-by-case basis.

Vote Required and Board of Directors Recommendation

The affirmative vote of a majority of the votes cast at the annual meeting, at which a quorum representing a majority of all outstanding shares of common stock of the Company is present and voting, either in person or by proxy, is required for approval of this proposal. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not be counted as having been voted on the proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING JULY 31, 2006.

CORPORATE GOVERNANCE

The Company maintains a corporate governance page on its website which includes key information about its corporate governance matters, including the Company’s Corporate Governance Policies, the Company’s Code of Business Conduct and Corporate Governance, and charters for the committees of the Board as well as information regarding any amendment or waiver to the Company’s Code of Business Conduct and Corporate Governance. The corporate governance page can be found at www.intellisync.com, by clicking first on “About Us,” then clicking on “Investors” and then on “Corporate Governance.”

The Company’s policy is to conduct its operations in compliance with all applicable laws and regulations and to operate its business under the fundamental principles of honesty, integrity and ethical behavior. This policy can be found in the Company’s Ethics Policy, which is applicable to all of our directors, officers and employees. The Company has also adopted a Code of Ethics for Principal Officers & Financial Professionals of Intellisync Corporation, which meets the requirements of Section 406 of the Sarbanes-Oxley Act of 2002 and Item 406 of Regulation S-K and complies with the listing standards of The Nasdaq Stock Market.

The Ethics Policy and the Code of Ethics for Principal Officers & Financial Professionals of Intellisync Corporation are designed to promote honest and ethical conduct, the compliance with all applicable laws, rules and regulations and to deter wrongdoing. The Code of Ethics for Principal Officers & Financial Professionals of Intellisync Corporation is also aimed at ensuring that information we provide to the public (including our filings with and submissions to the SEC) is accurate, complete, fair, relevant, timely and understandable. A copy of the formally adopted Ethics Policy and Code of Ethics for Principal Officers & Financial Professionals of Intellisync Corporation are each available on our website at www.intellisync.com. We intend to disclose future amendments to certain provisions of the Code of Ethics for Principal Officers & Financial Professionals of Intellisync Corporation, or waivers of such provisions granted to directors and executive officers, on our web site at www.intellisync.com pursuant to applicable requirements of the SEC and The Nasdaq Stock Market.

The Company’s policies and practices reflect corporate governance initiatives that we believe are compliant with the listing requirements of the Nasdaq Stock Market and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including:

•       The Board has adopted clear corporate governance policies;

•       A majority of the Board members are independent of the Company and its management;

•       All members of the key Board committees—the audit committee, the compensation committee and the nominating and governance committee—are independent of the Company and its management;

•       The independent members of the Board meet regularly without the presence of management;

•       The Company has a clear code of business conduct and corporate governance that is monitored by management and is annually affirmed by its employees;

•       The charters of the Board committees clearly establish their respective roles and responsibilities;

•       The Company has an ethics hotline available to all employees, and the Company’s audit committee has procedures in place for the anonymous submission of employee complaints on accounting, internal controls, or auditing matters; and the Company has adopted a code of ethics that applies to its principal executive officer and all members of its finance department, including the principal financial officer and principal accounting officer; and

•       Although the Company does not have a policy with respect to attendance by directors at annual meetings of stockholders, the Company encourages all directors to attend annual meetings of stockholders. One director attended the Company’s 2004 Annual Meeting.

COMMUNICATIONS WITH DIRECTORS

Stockholders or other interested parties may communicate with any director or committee of the Board by writing to them c/o Secretary, Intellisync Corporation, 2550 North First Street, Suite 500, San Jose, California 95131. Comments or questions regarding the Company’s accounting, internal controls or auditing matters will be referred to members of the audit committee. Comments or questions regarding the nomination of directors and other corporate governance matters will be referred to members of the nominating and governance committee.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of October 17, 2005, with respect to the beneficial ownership of the Company’s common stock by (i) each director and director nominee of the Company, (ii) each of the executive officers of the Company named in the Summary Compensation Table included in this proxy statement, (iii) all directors and executive officers of the Company as a group and (iv) each person known by the Company to own more than five percent of the Company’s common stock. Except as otherwise indicated, the Company believes that the beneficial owners of the Company’s common stock listed in the following table, based on information furnished by such owners, have sole investment and voting power with respect to such shares.

	Shares of common stock Beneficially Owned(1)
Name and Address of Beneficial Owner(1)	Number of Shares Owned		Percentage Ownership (%)
Said Mohammadioun	2,126,696	(2)(3)	3.14
Woodson Hobbs	1,886,046	(2)(4)	2.75
Michael M. Clair	702,907	(2)(5)	1.04
Clyde Foster	640,277	(2)(6)	*
J. Keith Kitchen	436,237	(2)(7)	*
Robert Gerber	95,263	(2)	*
Kirsten Berg-Painter	78,033	(2)	*
Richard W. Arnold	17,708	(2)	*
Steven Goldberg	2,286	(8)	*
Keith Cornell	—		*
Terrence Valeski	—		*
All directors and executive officers as a group (14 persons)(3)(4)	5,985,453	(9)	8.53

*                    Represents less than one percent.

(1)          Percentage ownership is based on 67,272,237 shares of common stock outstanding as of October 17, 2005. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or will become exercisable within 60 days after October 17, 2005 are deemed outstanding, while such shares are not deemed outstanding for purposes of computing percentage ownership of any other person. Options granted under the Company’s Amended and Restated 1993 Stock Option Plan, or the 1993 Option Plan, are fully exercisable from the date of grant, subject to the Company’s right to repurchase any unvested shares at the original exercise price upon termination of employment. Options granted under the 2002 Plan are generally subject to a standard vesting schedule that calls for 25 percent of the stock options to be exercisable after 12 months from the date of grant, and 1/48th of the total number of shares each month thereafter. Unless otherwise indicated in the footnotes below, the persons and entities named in the table have sole voting and investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Unless otherwise indicated, the address of each of the individuals listed in the table is: c/o Intellisync Corporation, 2550 North First Street, Suite 500, San Jose, California 95131.

(2)          Includes the following numbers of shares subject to options which are exercisable within 60 days of October 17, 2005: Mr. Mohammadioun, 372,078, Mr. Hobbs, 1,241,666; Mr. Clair, 238,933; Mr. Foster, 566,666; Mr. Kitchen, 276,853; Mr. Gerber, 83,333; Ms. Berg-Painter, 78,033; and Mr. Arnold, 17,708.

(3)          On October 15, 2005, the Company entered into a Severance Agreement and Mutual Release with Mr. Mohammadioun pursuant to which the vesting of Mr. Mohammadioun’s options were accelerated as to 245,220 additional shares that would not have otherwise been vested on October 14, 2005, the date on which Mr. Mohammadioun’s status as a service provider to the Company terminated.

(4)          Includes (i) 54,400 shares registered in the name of the Alexander McNeilly Trust, of which Mr. Hobbs is a trustee, (ii) 137,500 shares registered in the name of the Brooke Hobbs Trust, of which Mr. Hobbs is a trustee and (iii) 129,200 shares registered in the name of the Natasha Hobbs 1993 Trust, of which Mr. Hobbs is a trustee.

(5)          Includes (i) 60,000 shares held by the MacLean-Clair Family Limited Partnership, of which Mr. Clair is a general partner and (ii) 403,974 shares registered in the name of Audrey MacLean and Michael M. Clair, as Trustees, or their successors, of the Audrey MacLean and Michael Clair Trust Agreement UAD 12/1/90. The 60,000 shares held by the MacLean-Clair Family Limited Partnership can be voted and disposed of only by Mr. Clair and Audrey MacLean acting together.

(6)          Includes 2,288 shares registered in the name of the Foster Family Living Trust, of which Mr. Foster is a trustee.

(7)          Includes (i) 103,700 shares registered in the name of Ellen Kitchen, of which Mr. Kitchen has dispositive power and (ii) 10,000 shares registered in the name of Sarah Kitchen, of which Mr. Kitchen has dispositive power.

(8)          On August 29, 2005, the Company entered into a Severance Agreement and Mutual Release with Mr. Goldberg pursuant to which the vesting of Mr. Goldberg’s options were accelerated as to 143,750 additional shares that would not have otherwise been vested on August 31, 2005, the date on which Mr. Goldberg’s status as a service provider to the Company terminated.

(9)          Includes 2,875,270 shares subject to options which are exercisable within 60 days of October 17, 2005, by any of the Company’s directors or executive officers.

EXECUTIVE COMPENSATION AND OTHER MATTERS

The following table sets forth information concerning the compensation of: (i) each person who served as chief executive officer of the Company during the year ended July 31, 2005; (ii) the four most highly compensated executive officers of the Company as of July 31, 2005 whose total salary and bonus for the fiscal year ended July 31, 2005 exceeded $100,000; and (iii) one additional individual for whom disclosure would have been made under sub-section (ii) above but for the fact that such individual was no longer serving as an executive officer of the Company as of July 31, 2005. The information set forth below reflects compensation for the indicated individuals for services in all capacities to the Company, during the fiscal years ended July 31, 2005, 2004 and 2003:

Summary Compensation Table

	Annual Compensation					Long Term Compensation Awards Securities
Name and Principal Position	Fiscal Year	Salary ($)		Bonus ($)	Other Annual Compensation ($)	Underlying Options(#)
Woodson Hobbs	2005	375,000		100,000	—	1,500,000
President and Chief Executive	2004	350,000		130,000	—	—
Officer	2003	306,250	(6)		—	1,500,000
Clyde Foster(1)	2005	240,000		172,050	—	400,000
Chief Operating Officer	2004	240,000		180,571	—	200,000
	2003	214,615		156,478	—	400,000
Robert Gerber(2)	2005	220,000		69,880	—	100,000
Chief Marketing Officer	2004	65,154		—	—	200,000
	2003	—		—	—	—
Steven Goldberg(3)	2005	220,000		69,010	—	100,000 (7)
Former Chief Strategy Officer	2004	110,513		30,000	—	150,000
	2003	—		—	—	—
J. Keith Kitchen(4)	2005	210,000		48,660	—	50,000
Former Chief Financial Officer	2004	183,820		20,000	—	150,000
	2003	169,413		—	—	150,000
Said Mohammadioun(5)	2005	225,000		62,500	—	200,000
Former Chief Technology Officer	2004	131,928		46,667	—	407,720
	2003	—		—	—	—

(1)          Mr. Foster became the chief operating officer of the Company in July 2004 overseeing corporate operations and the sales of the Company’s products to leading enterprises, OEMs, and wireless operators. Mr. Foster previously served as senior vice president of sales and marketing since joining the Company in September 2002. From July 1999 to September 2002, Mr. Foster served as president and chief executive officer of eConvergent, Inc., a next-generation customer data integration software company. Prior to founding eConvergent, Mr. Foster established and led the Global Solutions Services division of Aspect Communications Corporation, a provider of business communications solutions from April 1996 to June 1999. Previously, Mr. Foster held a variety of sales and professional services management positions during his 14 years at IBM. Mr. Foster holds a BS degree in Mathematics from North Carolina State University.

(2)          Mr Gerber became the chief marketing officer, overseeing all marketing, strategy, and e-commerce operations, of the Company in April 2004. Most recently, prior to joining the Company, Mr. Gerber served as managing director and group vice president of Carlson Marketing Group, a relationship marketing company. Mr. Gerber also held a variety of management and consulting positions at Digitas, Inc., an integrated marketing agency, from 2001 to 2004; Deloitte Consulting, a global management consulting firm, from 1992 to 1995; and American Express Company, a diversified worldwide travel, financial, and network services company, from 1987 to 1990. Mr. Gerber is the founder of and led @once, Inc., a private email messaging company, from 1995 to 2000. Previously, Mr. Gerber, served as chief marketing and strategy officer of Commtouch Software Limited, an email infrastructure company. Mr. Gerber holds a BS in engineering degree from the University of Virginia and an MBA degree from Harvard University.

(3)          Mr. Goldberg most recently served as the chief strategy officer of the Company from July 2004 to August 2005. Mr. Goldberg previously served as Vice President, Corporate Development since joining the Company in February 2004. As chief strategy officer, Mr. Goldberg is responsible for the Company’s merger and acquisition activities and helps define the Company’s long-term intellectual property, product and corporate strategies. From August 2001 to October 2003, Mr. Goldberg served as president and chief executive officer of Hiwire, Inc., a venture capital-funded Internet radio company, whose technology enabled over 400 North American radio stations to migrate content to the Internet. From November 1999 to October 2000, Mr. Goldberg served as senior vice president of the Consumer Division of Go2Net, Inc., a network of branded, technology- and community-driven Web sites. From June 1995 to October 1999, Mr. Goldberg was employed by Microsoft Corporation, a leading innovator in software and business technologies, as director of localization and the group manager of the company’s advertising business unit. Mr. Goldberg holds a BA degree in management from Columbia University and a master of science in management degree from The Hult Institute.

(4)          Mr. Kitchen became chief accounting officer of the Company upon his resignation as chief financial officer, effective upon the appointment of his successor. Mr. Kitchen has agreed to remain with the Company as the Company’s principal accounting officer for an undetermined amount of time following the appointment of his successor in order to provide transition services to the Company and the newly appointed chief financial officer. Mr. Kitchen served as chief financial officer of the Company from July 2004 to October 2005. Mr. Kitchen also served as vice president of finance and administration and chief accounting officer from August 2002 to July 2004 and also as corporate controller since joining the Company in February 2000 with the Company’s acquisition of NetMind Technologies, Inc., a venture capital-funded Internet software company. Mr. Kitchen joined NetMind in January 1999 as its controller and later became its vice president of finance and administration from July 1999 to February 2000. Mr. Kitchen also served in a variety of financial management positions at Intellect Electronics, Inc., a provider of electronic commerce and smart card solutions, from March 1997 to December 1998, and at Bausch & Lomb, Inc., a global technology based healthcare company, from July 1990 to March 1997. Previously, Mr. Kitchen served as certified public accountant with Ernst & Young LLP, a professional services organization. Mr. Kitchen holds a bachelor of science in business administration degree from Bucknell University and is a graduate of Northwestern University’s Kellogg Graduate School of Management.

(5)          Mr. Mohammadioun became a director of the Company in December 2003 and most recently served as the Company’s chief technology officer from December 2003 to October 2005. From October 1996 to December 2003, Mr. Mohammadioun served as chief executive officer of Synchrologic, Inc., a provider of mobile infrastructure solutions, which was acquired by Intellisync in December 2003. Previously, Mr. Mohammadioun served as vice-president of Lotus Development Corporation, a provider of knowledge management solutions, from 1990 to 1995. From 1983 to 1990, he was the chief executive officer of Samna Corporation, a word-processing software company founded by

Mr. Mohammadioun in 1983. Samna was sold to Lotus Development Corporation in 1990. Mr. Mohammadioun holds a master degree in electrical engineering from Georgia Institute of Technology and an MBA degree from Georgia State University.

In October 2005, Mr. Mohammadioun gave notice to the Company of his intention to resign as a member of the Company’s Board of Directors, effective as of the end of his current term, which is scheduled to expire at the Company’s 2005 annual meeting of stockholders.

On October 15, 2005, the Company entered into a Severance Agreement and Mutual Release with Mr. Mohammadioun pursuant to which the vesting of Mr. Mohammadioun’s options were accelerated as to 245,220 additional shares that would not have otherwise been vested on October 16, 2005, the date on which Mr. Mohammadioun’s status as a service provider to the Company terminated.

(6)          Includes effect of a retroactive increase, as approved by the compensation committee, in Mr. Hobbs’ annual base salary from $300,000 to $350,000 effective June 14, 2003.

(7)          Mr. Goldberg’s unvested shares were cancelled upon the termination of his employment on August 31, 2005. His vested stock options remain exercisable for six months following his termination. On August 29, 2005, the Company entered into a Severance Agreement and Mutual Release with Mr. Goldberg pursuant to which the vesting of Mr. Goldberg’s options were accelerated as to 143,750 additional shares that would not have otherwise been vested on August 31, 2005, the date on which Mr. Goldberg’s status as a service provider to the Company terminated.

Stock Options Granted in Fiscal Year 2005

The following table provides the specified information concerning grants of options to purchase the Company’s common stock made during the fiscal year ended July 31, 2005 to the persons named in the Summary Compensation Table:

Option Grants In Last Fiscal Year

	Individual Grants
	Number of	% of Total			Potential Realizable Value at
	Securities Underlying	Options Granted to	Exercise		Assumed Annual Rates of Stock Price Appreciation for
	Options	Employees in	Price	Expiration	Option Term(3)
Name	Granted(#)(1)	Fiscal Year(2)	($/Sh)	Date	5% ($)	10% ($)
Woodson Hobbs	1,500,000	24.05	$2.00	11/23/2014	$1,886,684	$4,781,227
Clyde Foster	400,000	6.41	2.00	11/23/2014	503,116	1,274,994
Robert Gerber	100,000	1.60	2.12	12/22/2014	133,326	337,873
Steven Goldberg	100,000	1.60	2.00	11/23/2014	125,779	318,748
J. Keith Kitchen	50,000	0.80	2.00	11/23/2014	62,889	159,374
Said Mohammadioun	200,000	3.21	2.12	12/22/2014	266,651	675,747

(1)          The Board has discretion, subject to plan limits, to modify the terms of options and to reprice the options. The options have a maximum term of ten years, and the option shares vest at the rate of 25 percent after 12 months from the date of grant and 1/48th of the total number of shares each month thereafter.

(2)          Options to purchase an aggregate of 6,236,500 shares of common stock of the Company were granted to employees during the fiscal year ended July 31, 2005 under the Company’s stock plans, including without limitation the 2002 Equity Incentive Plan.

(3)          Amounts represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. The assumed five percent and ten percent rates of stock price appreciation are mandated by rules of the SEC and do not represent the Company’s estimate or projection of the future common stock price. This table does not take into account any appreciation or depreciation in the price of the common stock to date.

(4)          Mr. Goldberg’s unvested shares were cancelled upon the termination of his employment on August 31, 2005. His vested stock options remain exercisable for six months following his termination.

Option Exercises and Fiscal 2005 Year-End Values

The following table provides the specified information concerning exercises of options to purchase the Company’s common stock in the fiscal year ended July 31, 2005, and unexercised options held as of July 31, 2005, by the persons named in the Summary Compensation Table:

Aggregated Option Exercises In Last Fiscal Year,
and Fiscal Year-End Option Values

	Shares Acquired on	Value	Number of Securities Underlying Unexercised Options at July 31, 2005(#)			Value of Unexercised In-the-Money Options at July 31, 2005($)(1)
Name	Exercise (#)	Realized ($)(2)	Exercisable		Unexercisable	Exercisable(4)	Unexercisable(4)
Woodson Hobbs	—	$—	975,000	(3)	1,500,000	$1,911,000	$825,000
Clyde Foster	100,000	164,000	500,000	(3)	400,000	663,000	220,000
Robert Gerber	—	—	62,499		237,501	—	43,000
Steven Goldberg	—	—	53,125		196,875	—	55,000
J. Keith Kitchen	3,775	12,670	333,375	(3)	50,000	346,209	27,500
Said Mohammadioun	—	—	153,552		454,168	18,991	86,000

(1)    Calculated on the basis of the fair market value of the underlying securities at July 31, 2005 of $2.55 per share, reported as the closing price on such date by the Nasdaq National Market, minus the aggregate exercise price.

(2)    “Value Realized” represents the fair market value of the underlying securities on the exercise date minus the aggregate exercise price of such options.

(3)    Includes the following numbers of unvested shares which are fully exercisable, subject to the Company’s right to repurchase at the original exercise price in the event of the optionee’s termination:  Mr. Hobbs, 747,917; Mr. Foster, 195,835; and Mr. Kitchen, 108,335. Shares generally vest at the rate of 25 percent after 12 months from the date of grant and 1/48th of the total number of shares each month thereafter.

(4)    Does not include options that had an exercise price greater than the per share closing price of $2.55 on July 31, 2005 as reported by the Nasdaq National Market.

Equity Compensation Plan Information
as of July 31, 2005

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1)	Weighted average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance
Equity compensation plans approved by stockholders:
• 1993 Stock Option Plan(2)	2,058,484	$2.14	—
• 2002 Equity Incentive Plan	6,839,186	$2.46	1,935,814
• Employee Stock Purchase Plan	—	—	349,584	(3)
Equity compensation plans not approved by stockholders:
• 2000 Supplemental Stock Option Plan	2,502,787	$2.87	10,966
• Restricted Stock Grant Agreement	975,000	$0.59	—
Total	12,375,457	$2.34	2,296,364

(1)          Does not include an aggregate of 380,783 shares of common stock to be issued upon the exercise of outstanding option grants, with a weighted exercise price of $0.72 per share, assumed by the Company in connection with various acquisitions. The option plans relating to such outstanding options were approved by the respective security holders of the acquired companies.

(2)          The 1993 Stock Option Plan expired in October 2003.

(3)          Represents shares of common stock remaining available as of July 31, 2005 for future issuance under the Company’s Employee Stock Purchase Plan, as amended. During the fiscal year ended July 31, 2005 employees purchased an aggregate of 355,910 shares of common stock at the weighted average exercise price of $1.74 per share. In August 2005, 500,000 shares of common stock were added to the Company’s Employee Stock Purchase Plan pursuant to the “evergreen” provisions, which provide for an automatic annual increase in the number of shares authorized under the Employee Stock Purchase Plan in an amount equal to the lesser of (a) Five Hundred Thousand (500,000) shares or (b) a lesser amount of shares determined by the Board.

The following is a brief description of the Company’s equity compensation plans that did not require and have not been submitted to the Company’s stockholders for approval:

2000 Supplemental Stock Option Plan.   In March 2000, the Board adopted the 2000 Supplemental Stock Option Plan, or the SSOP. The SSOP provides for granting of nonqualified stock options to purchase shares of common stock to non-executive officers, employees and consultants of the Company. In accordance with the SSOP, the stated exercise price shall not be less than 85 percent of the estimated fair market value of common stock on the date of grant as determined by the Board. The SSOP allows optionees to purchase stock on exercise of options using cash, through a tender of shares or through a same-day sale option exercise program. The SSOP provides that the options shall be exercisable over a period not to exceed ten years. Options issued under the SSOP generally vest 25 percent 12 months after date of grant and 1/48th each month thereafter for the next 36 months. The SSOP provides that, in the event of certain change of control transactions involving the Company, outstanding options will be assumed by the Company’s acquiror or the Company’s acquiror would issue replacement options. If the Company’s acquiror did not assume or replace outstanding options, then these options would terminate upon the closing of the transactions. Options available for grant as of July 31, 2005 were approximately 10,966 shares.

Restricted Stock Grant Agreement.   In June 2002, the Company granted its new president and chief executive officer, Woodson Hobbs, an option to purchase 1,500,000 restricted shares of common stock at $0.59 per share (the fair market value on July 14, 2002, the date of the grant). The options may be exercised prior to the options becoming vested, but such shares are subject to repurchase over the option vesting period. If the officer’s employment is terminated for any reason, the Company has the right to repurchase any unvested shares. A total of 700,000 shares, conditional upon continued employment, vest 25 percent 12 months after date of grant and 1/48th each month thereafter for the next 36 months. The remaining 800,000 shares vest in full on June 14, 2009, but the vesting may be accelerated upon achievement of certain performance objectives. The grant provides for acceleration of vesting upon change of control, as more fully described in the “Employment Contracts and Termination of Employment and Change of Control Arrangements” section. In June 2002, Mr. Hobbs exercised 525,000 shares in exchange for a full recourse, interest-bearing promissory note. The note was paid in full in January 2004.

Inducement Option Agreements.   In addition to the equity compensation plans described above, on October 3, 2005, the Company granted inducement options outside of the Company’s existing equity compensation plans to David Eichler and Blair Hankins to purchase 500,000 and 200,000 shares of the Company’s common stock, respectively. The shares subject to each of these options vest as to one-fourth of the total number of shares subject to the option on October 3, 2006 and 1/48th of the total number of shares subject to the option each month thereafter, so that the option shall be fully vested and exercisable on October 3, 2009 (assuming the optionholder remains in a continuous service relationship with the Company through that date). Shareholder approval was not required for either of these option grants and no such approval was obtained.

As of October 17, 2005, the total number of outstanding options to purchase shares of the Company’s common stock under all of the Company’s plans and agreements was 13,607,088, of which 7,346,436 were issued pursuant to the 2002 Plan, 2,422,533 were issued pursuant to the 2000 Supplemental Stock Option Plan, 975,000 were issued pursuant to a restricted stock grant agreement, 1,848,888 were issued pursuant to the 1993 Stock Option Plan, 299,095 were issued in connection with the Company’s acquisition of Synchrologic and the assumption by the Company of options to purchase Synchrologic common stock and 700,000 were issued pursuant to inducement option agreements outside of the Company’s stock option plans.

Management Incentive Program.   On August 24, 2005, the Board approved a change to the criteria for achievement of executive officer bonuses. Executive officer bonuses for fiscal year 2006 will be paid based upon achievement of gross revenue and operating profit metrics as determined by the compensation committee of the Board. The percentage allocation will be determined annually by the compensation committee. For fiscal year 2006, the potential bonus allocations for the Company’s executive officers range from 83% to 20% of such executive officer’s base compensation and are to be paid out based upon achievement of gross revenue and operating profit metrics established by the compensation committee.

Compensation Committee Interlocks and Insider Participation

The compensation committee currently consists of Ms. Berg-Painter and Messrs. Clair and Cornell. No member of the compensation committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Compensation of Directors

Non-employee directors generally receive a $1,000 fee for each board meeting or audit committee meeting that they attend in person and a $500 fee for each board meeting or audit committee that they attend telephonically. In addition, non-employee directors will receive a $500 fee for each compensation committee meeting that they attend in person or telephonically. The chairman of the audit committee will receive an additional $500 fee for each meeting that the chairman attends, and the chairman of the compensation committee will receive an additional $250 fee for each meeting that the chairman attends. The chairman of the board will receive an additional $500 for each meeting that the chairman attends. Additionally, each non-employee director receives annual cash compensation in the amount of $20,000, payable quarterly, provided that the director’s service was not terminated at the end of such quarter. In addition, the chairman of the board will receive additional annual cash compensation in the amount of $15,000, payable quarterly, provided that the director’s service was not terminated at the end of such quarter, and each Board committee chairman will receive additional annual cash compensation in the amount of $10,000.

On September 30, 2003, the Board approved the grant of options to purchase 90,600 shares of common stock to Mr. Clair and 29,700 shares to Ms. Berg-Painter, each option to vest pro-rata over a three-year term. The options are exercisable at $4.76 per share. On June 1, 2004, the Board approved the grant of option to purchase 25,000 shares of common stock to Mr. Arnold. The option is exercisable at $2.42 per share and vests 25 percent 12 months after date of grant and 1/48th each month thereafter for the next 36 months.

Additionally, on September 30, 2003, the Board approved personal compensation agreements with Ms. Berg-Painter and Mr. Clair, filed as Exhibits 10.28 and 10.26 to the Company’s Annual Report on Form 10-K filed for the fiscal year ended July 31, 2003. The personal compensation agreements provide for the cash compensation described above and the acceleration of vesting of options to purchase common stock in the event of a change of control of the Company.

On August 24, 2005, following a recommendation by its compensation committee, the Board approved Compensation for Board Service and Change of Control Agreements for Richard Arnold, Keith Cornell and Terrence Valeski (the “New Board Agreements”) and amended the Compensation for Board Service and Change of Control Agreements with Mike Clair and Kirsten Berg-Painter (the “Amended Board Agreements” and, collectively with the New Board Agreements, the “Board Agreements”). The Board Agreements provide for the full acceleration of vesting of any options upon a change of control of the registrant. The Board Agreements provide for compensation for service on the Board by non-employee as follows:

(i)         Annual retainer $20,000;

(ii)       Additional retainer for service as chairman: chairman of the Board $15,000; chairman of the audit committee $20,000; chairman of compensation committee $7,500; chairman of nomination and governance committee $7,500; and chairman of the special strategy committee $20,000;

(iii)      Additional retainer for serving on the following committees (other than as chairman): audit committee $7,500; compensation committee $5,000; nomination and governance committee $5,000; and special strategy committee $10,000;

(iv)       Payments for attendance at regularly scheduled meetings of the Board: $1,000 in person and $500 by telephone;

(v)        Payments for attendance at meetings of the special strategy committee, compensation committee or nominating and governance committee by the chairman of such committee: $1,000 in person and $500 by telephone;

(vi)       Payments for attendance at meetings of the special strategy committee, compensation committee or nominating and governance committee by a non-chairman of such committee: $750 in person and $500 by telephone;

(vii)     Payments for attendance at meetings of the audit committee by the chairman: $1,500 in person and $750 by telephone; and

(viii)    Payments for attendance at meetings of the audit committee by a non-chairman of the committee: $1,000 in person and $500 by telephone.

Employment Contracts and Termination of Employment and Change-in-Control Arrangements

Woodson Hobbs.   The Company entered into an employment agreement (the “Hobbs Employment Agreement”) with Woodson Hobbs dated June 14, 2002, pursuant to which Mr. Hobbs was engaged as the Company’s President and Chief Executive Officer at an initial annual base salary of $300,000. On September 30, 2003, the compensation committee increased Mr. Hobbs’ annual base salary to $350,000, retroactively effective June 14, 2003. In addition to base compensation, Mr. Hobbs received a signing bonus of $200,000 upon execution of his employment agreement. Mr. Hobbs was also issued an immediately exercisable restricted stock option to purchase up to 1,500,000 shares of the Company’s common stock at $0.59 per share. The option is fully exercisable from the time of grant, subject to the Company’s right to repurchase any unvested shares at the original exercise price in the event of Mr. Hobbs’ termination. The option shares vest as follows: 700,000 shares vest over four years, with 25 percent vesting after one year and then 1/48th vesting monthly thereafter; 400,000 shares vest on the seventh anniversary of the date of grant, with acceleration for meeting certain operating plan criteria, including revenue and net income objectives; and 400,000 shares vest on the seventh anniversary of the date of grant, with acceleration for meeting certain stock price targets. Mr. Hobbs exercised the option with respect to 525,000 shares and paid for the shares by issuing the Company a full recourse promissory note in the aggregate principal amount of $309,750 with interest accruing at the rate of 4.75 percent per annum. The note was paid in full in January 2004. Mr. Hobbs is entitled to receive pro-rata compensation and benefits for a three-month period if he is subject to an “Involuntary Termination” (as defined below). If Mr. Hobbs is subject to Involuntary Termination within twelve months following a “Change of Control” (as defined below), he will be entitled to receive pro-rata compensation and benefits for a six-month period. In addition, upon a Change of Control, all unvested shares of the Company’s stock owned or under options held by Mr. Hobbs will vest in full. In addition, the Company will increase any severance amounts payable to Mr. Hobbs to cover any excise tax he may owe if his severance payments are deemed to constitute “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended, in connection with a Change of Control.

On October 18, 2003, the compensation committee approved the Amendment to Attachment 1 to Employment Agreement amending the definition of “Change of Control” contained in the Hobbs Employment Agreement such that “Change of Control” means the occurrence of any of the following events:

(a)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), excluding existing beneficial owners as of the date of this Letter, is or becomes the “beneficial owner” (as defined in Section 13d-3 of said Act), directly or indirectly, of securities of the Company representing 50 percent or more of the total voting power represented by the Company’s then outstanding voting securities, excluding conversion of any convertible securities issued as of the date of this Agreement;

(b)   The composition of the Board changes during any period of 36 months that follows October 20, 2003, such that individuals who, at the beginning of the period, were members of the Board (the “Continuing Directors”), cease for any reason to constitute at least a majority thereof; unless at least 50 percent of the Continuing Directors has either (i) approved the election of the new Directors, (ii) if the election of the new Directors is voted on by stockholders, recommended that the stockholders vote for approval, or (iii) otherwise determined that such change in composition does not constitute a Change of Control, even if the Continuing Directors do not constitute a quorum of the whole Board (it being understood that this requirement shall not be capable of satisfaction unless there is at least one Continuing Director);

(c)    The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50 percent of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets;

Any other provision of this notwithstanding, the term Change of Control shall not include either of the following events undertaken at the election of the Company:

(i)    Any transaction, the sole purpose of which is to change the state of the Company’s incorporation; or

(ii)   A transaction, the result of which is to sell all or substantially all of the assets of the Company to another corporation (the “surviving corporation”) provided that the surviving corporation is owned directly or indirectly by the stockholders of the Company immediately following such transaction in substantially the same proportions as their ownership of the Company’s common stock immediately preceding such transaction.

On August 24, 2005, the Board approved an additional amendment to the Hobbs Employment Agreement, which amended the Hobbs Employment Agreement to provide that in exchange for Mr. Hobbs’ execution of a full release, if Mr. Hobbs is terminated by the Company for any reason other than cause, he will be entitled to receive six months of continued salary and six months of COBRA payments.

On November 17, 2004, Mr. Hobbs was granted the following additional stock options entitling him to purchase up to 1,500,000 shares of the Company’s common stock, which options consisted of the following: (i) options to purchase 800,000 shares of the Company’s common stock (the “Hobbs Standard Option”); (ii) options to purchase 100,000 shares of the Company’s common stock (the “Hobbs Performance Based Option—Return on Sales”); and options to purchase 600,000 shares of the Company’s common stock (the “Hobbs Performance Based Option—Share Price”). The Hobbs Standard Option becomes fully vested and exercisable at the rate of 1/4th of the total number of shares subject to such option on August 1, 2005 and 1/48th of the total number of shares subject to such option on the each monthly anniversary of the August 1, 2004 until fully vested and exercisable, for so long as Mr. Hobbs remains an employee of or consultant to the Company. The shares issuable pursuant to the Hobbs Performance Based Option—Return on Sales become fully vested and exercisable as follows: (i) 25,000 shares shall become fully vested and exercisable as of September 15, 2005 if Return on Sales (as defined therein) is greater than 5.0% for the fiscal year ending July 31, 2005; (ii) 25,000 shares shall become fully vested and exercisable as of September 15, 2006 if Return on Sales is greater than 7.0% for the fiscal year ending July 31, 2006; (iii) 25,000 shares shall become fully vested and exercisable as of September 15, 2007 if Return on Sales is greater than 9.0% for the fiscal year ending July 31, 2007; and (iv) 25,000 shares shall become fully vested and exercisable as of September 15, 2008 if Return on Sales is greater than 11.0% for the fiscal year ending July 31, 2008, provided, however, that notwithstanding the foregoing, as long as Mr. Hobbs is an employee of or consultant to the Company and to the extent not already vested or exercisable, all of the shares issuable pursuant to the Hobbs Performance Based Option—Return on Sales shall become fully vested and exercisable as of August 1, 2010. The shares issuable pursuant to the Hobbs Performance Based Option—Share Price become fully vested and exercisable as follows: (i) 150,000 shares shall become fully vested and exercisable if the average closing sales price of one share of the Company’s common stock over any three-month period as reported on the Nasdaq National Market (the “Average Share Price”) is equal to or greater than $12.70; (ii) 150,000 shares shall become fully vested and exercisable if the Average Share Price is equal to or greater than $14.70; (iii) 150,000 shares shall become fully vested and exercisable if the Average Share Price is equal to or greater than $16.70; and (iv) 150,000 shares shall become fully vested and exercisable if the Average Share Price is equal to or greater than $18.70, provided, however, that notwithstanding the foregoing, as long as Mr. Hobbs is an employee of or consultant to the Company and to the extent not already vested or exercisable, all of the shares issuable pursuant to the Hobbs Performance Based Option—Share Price shall become fully vested and exercisable as of August 1, 2010.

Clyde Foster.   The Company entered into an employment agreement with Clyde Foster dated September 5, 2002, pursuant to which Mr. Foster was engaged as the Company’s Senior Vice President of Sales and Marketing at an annual base salary of $240,000. Under the employment agreement Mr. Foster was initially eligible to earn a commission-based bonus of up to $160,000 annually at quota, with additional over quota commission possible, of up to a maximum of $80,000 annually. Mr. Foster is eligible to participate in the Company’s medical, dental, life insurance, and long-term disability programs as of the first day of his employment. Mr. Foster was issued an immediately exercisable stock option to purchase up to 300,000 shares of the Company’s common stock at $0.34 per share. The option is fully exercisable from the time of grant, subject to the Company’s right to repurchase any unvested shares at the original exercise price in the event of Mr. Foster’s termination. The option shares originally vested over four years, with 25 percent vesting after 12 months from the date of grant and then 1/48th vesting monthly thereafter. Mr. Foster also received an additional grant of an option for 100,000 shares of the Company’s common stock at $0.34 per share. The option to purchase 100,000 shares is fully vested as a result of the satisfaction of certain performance milestones. In the event the Company terminates Mr. Foster’s employment at any time other than for good reason (as defined in the agreement), then he shall be entitled to receive as a severance six months continuation of his base salary, based upon his base salary as of the date of his employment ceases, and the Company will continue to pay for coverage of the executive under the Company’s health, life, dental and other insurance programs for a period of six months, provided that he first sign a comprehensive release of claim in favor of the Company, and that release becomes effective according to its terms. On September 30, 2003, the Board granted Mr. Foster an option to purchase 200,000 shares of the Company’s common stock at $4.76 per share. As of the date of grant, the option shares will vest over four years, with 25 percent vesting after 12 months from the date of grant and then 1/48th vesting monthly thereafter. On that date, the Board also approved a Change of Control Agreement with Mr. Foster that provides for 12 months acceleration of vesting of Mr. Foster’s options in the event of a Change of Control (as defined below).

Under the Change of Control Agreements with Mr. Foster, “Change of Control” means the occurrence of any of the following events:

(a)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), excluding existing beneficial owners as of the date of this letter, is or becomes the “beneficial owner” (as defined in Section 13d-3 of said Act), directly or indirectly, of securities of the Company representing 50 percent or more of the total voting power represented by the Company’s then outstanding voting securities, excluding conversion of any convertible securities issued as of the date of this letter;

(b)   The composition of the Board changes during any period of 36 months that follows the date of the change of control agreement, such that individuals who, at the beginning of the period, were members of the Board (the “Continuing Directors”), cease for any reason to constitute at least a majority thereof; unless at least 50 percent of the Continuing Directors has either (i) approved the election of the new Directors, (ii) if the election of the new Directors is voted on by stockholders, recommended that the stockholders vote for approval, or (iii) otherwise determined that such change in composition does not constitute a Change of Control, even if the Continuing Directors do not constitute a quorum of the whole Board (it being understood that this requirement shall not be capable of satisfaction unless there is at least one Continuing Director); or

(c)    The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50 percent of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

The Change of Control Agreement with Mr. Foster provides that “Change of Control” shall not include either of the following events undertaken at the election of the Company:

(i)    Any transaction, the sole purpose of which is to change the state of the Company’s incorporation; or

(ii)   A transaction, the result of which is to sell all or substantially all of the assets of the Company to another corporation (the “surviving corporation”) provided that the surviving corporation is owned directly or indirectly by the stockholders of the Company immediately following such transaction in substantially the same proportions as their ownership of the Company’s common stock immediately preceding such transaction.

On August 24, 2005, the Board approved terminating the Change of Control Agreement dated October 20, 2003 with Mr. Foster and entering into a new agreement, which differs from the prior agreement as follows: (i) upon a Change of Control of the Company, Mr. Foster will receive eighteen months accelerated vesting of his regular options and one hundred percent vesting of all performance options and (ii) in the event Mr. Foster is terminated without cause (as defined in the new Change of Control Agreement) within one year following a Change of Control of the Company, Mr. Foster will be entitled to receive one hundred percent vesting of any options outstanding at the time of termination.

On November 17, 2004, Mr. Foster was granted the following additional stock options entitling him to purchase up to 400,000 shares of the Company’s common stock, which options consisted of the following: (i) options to purchase 200,000 shares of the Company’s common stock (the “Foster Standard Option”); (ii) options to purchase 100,000 shares of the Company’s common stock (the “Foster Performance Based Option—Share”); and options to purchase 100,000 shares of the Company’s common stock (the “Foster Performance Based Option—Expense Management”). The Foster Standard Option becomes fully vested and exercisable at the rate of 1/4th of the total number of shares subject to such option on August 1, 2005 and 1/48th of the total number of shares subject to such option on the each monthly anniversary of the August 1, 2004 until fully vested and exercisable, for so long as Mr. Foster remains an employee of or consultant to the Company. The shares issuable pursuant to the Foster Performance Based Option—Expense Management become fully vested and exercisable as follows: (i) 25,000 shares shall become fully vested and exercisable as of September 15, 2005 if Chief Operating Officer Expenses as a percent of Revenue ((as defined in Foster Performance Based Option—Expense Management) (“COO Expenses”)) for the fiscal year ended July 31, 2005 is equal to or less than 32.0%; (ii) 25,000 shares shall become fully vested and exercisable as of September 15, 2006 if COO Expenses for the fiscal year ended July 31, 2006 is equal to or less than 30.0%; (iii) 25,000 shares shall become fully vested and exercisable as of September 15, 2007 if COO Expenses for the fiscal year ended July 31, 2007 is equal to or less than 28.0%; and (iv) 25,000 shares shall become fully vested and exercisable as of September 15, 2008 if COO Expenses for the fiscal year ended July 31, 2008 is equal to or less than 27.0%, provided, however, that notwithstanding the foregoing, as long as Mr. Foster is an employee of or consultant to the Company and to the extent not already vested or exercisable, all of the shares issuable pursuant to the Foster Performance Based Option—Expense Management shall become fully vested and exercisable as of August 1, 2010. The shares issuable pursuant to the Foster Performance Based Option—Share Price become fully vested and exercisable as follows: (i) 25,000 shares shall become fully vested and exercisable if the average closing sales price of one share of the Company’s common stock over any three-month period as reported on the Nasdaq National Market (the “Average Share Price”) is equal to or greater than $12.70; (ii) 25,000 shares shall become fully vested and exercisable if the Average Share Price is equal to or greater than $14.70; (iii) 25,000 shares shall become fully vested and exercisable if the Average Share Price is equal to or greater than $16.70; and (iv) 25,000 shares shall become fully vested and exercisable if the Average Share Price is equal to or greater than $18.70, provided, however, that notwithstanding the foregoing, as long as Mr. Foster is an employee of or consultant to the Company and to the extent not already vested or exercisable, all of the shares issuable pursuant to the Foster Performance Based Option—Share Price shall become fully vested and exercisable as of August 1, 2010.

Keith Kitchen.   On September 30, 2003, the Board granted Mr. Kitchen an option to purchase 150,000 shares of the Company’s common stock. As of the date of the grant, option shares will vest over four years, with 25 percent vesting after 12 months from the date of grant and then 1/48th vesting monthly thereafter. On that date, the Board also approved a Change of Control Agreement (the “Kitchen Change of Control Agreement”) with Mr. Kitchen that provides for 12 months acceleration of vesting of Mr. Kitchen’s options in the event of a Change of Control (as defined below).

Under the Kitchen Change of Control Agreement, “Change of Control” means the occurrence of any of the following events:

(a)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), excluding existing beneficial owners as of the date of this letter, is or becomes the “beneficial owner” (as defined in Section 13d-3 of said Act), directly or indirectly, of securities of the Company representing 50 percent or more of the total voting power represented by the Company’s then outstanding voting securities, excluding conversion of any convertible securities issued as of the date of this letter;

(b)   The composition of the Board changes during any period of 36 months that follows the date of the change of control agreement, such that individuals who, at the beginning of the period, were members of the Board (the “Continuing Directors”), cease for any reason to constitute at least a majority thereof; unless at least 50 percent of the Continuing Directors has either (i) approved the election of the new Directors, (ii) if the election of the new Directors is voted on by stockholders, recommended that the stockholders vote for approval, or (iii) otherwise determined that such change in composition does not constitute a Change of Control, even if the Continuing Directors do not constitute a quorum of the whole Board (it being understood that this requirement shall not be capable of satisfaction unless there is at least one Continuing Director); or

(c)    The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50 percent of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

The Kitchen Change of Control Agreements provides that “Change of Control” shall not include either of the following events undertaken at the election of the Company:

(i)    Any transaction, the sole purpose of which is to change the state of the Company’s incorporation; or

(ii)   A transaction, the result of which is to sell all or substantially all of the assets of the Company to another corporation (the “surviving corporation”) provided that the surviving corporation is owned directly or indirectly by the stockholders of the Company immediately following such transaction in substantially the same proportions as their ownership of the Company’s common stock immediately preceding such transaction.

On August 24, 2005, the Board approved an amendment to the Kitchen Change of Control Agreement to provide that (i) Mr. Kitchen will receive twelve month acceleration of all options upon the Change of Control of the Company, (ii) if Mr. Kitchen is terminated without cause he will be entitled to receive six months continued salary and COBRA payments and (iii) in the event he is terminated without cause within twelve months following a Change of Control of the Company he will be entitled to receive one hundred percent vesting of any options outstanding at the time of termination.

Robert Gerber.   On August 24, 2005, the Board approved a Change of Control Agreement (the “Gerber Change of Control Agreement”) with Mr. Gerber, which supersedes certain provisions of his offer letter as follows: (i) Mr. Gerber will receive twelve month acceleration of all options upon the change of control of the registrant, (ii) if Mr. Gerber is terminated without cause he will be entitled to receive six months continued salary and COBRA payments and (iii) in the event he is terminated without cause within twelve months following a change of control of the registrant he will be entitled to receive one hundred percent vesting of any options outstanding at the time of termination.

Under the Gerber Change of Control Agreement, “Change of Control” means the occurrence of any of the following events:

(a)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), excluding existing beneficial owners as of the date of this letter, is or becomes the “beneficial owner” (as defined in Section 13d-3 of said Act), directly or indirectly, of securities of the Company representing 50 percent or more of the total voting power represented by the Company’s then outstanding voting securities, excluding conversion of any convertible securities issued as of the date of this letter;

(b)   The composition of the Board changes during any period of 36 months that follows the date of the change of control agreement, such that individuals who, at the beginning of the period, were members of the Board (the “Continuing Directors”), cease for any reason to constitute at least a majority thereof; unless at least 50 percent of the Continuing Directors has either (i) approved the election of the new Directors, (ii) if the election of the new Directors is voted on by stockholders, recommended that the stockholders vote for approval, or (iii) otherwise determined that such change in composition does not constitute a Change of Control, even if the Continuing Directors do not constitute a quorum of the whole Board (it being understood that this requirement shall not be capable of satisfaction unless there is at least one Continuing Director); or

(c)    The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50 percent of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an for the sale or disposition by the Company of all or substantially all of the Company’s assets.

The Gerber Change of Control Agreements provides that “Change of Control” shall not include either of the following events undertaken at the election of the Company:

(i)    Any transaction, the sole purpose of which is to change the state of the Company’s incorporation; or

(ii)   A transaction, the result of which is to sell all or substantially all of the assets of the Company to another corporation (the “surviving corporation”) provided that the surviving corporation is owned directly or indirectly by the stockholders of the Company immediately following such transaction in substantially the same proportions as their ownership of the Company’s common stock immediately preceding such transaction.

David Eichler.   On October 5, 2005, the Board granted Mr. Eichler an option to purchase 500,000 shares of the Company’s common stock. As of the date of the grant, option shares will vest over four years, with 25 percent vesting after 12 months from the date of grant and then 1/48th vesting monthly thereafter. On that date, the Board also approved a Change of Control Agreement with Mr. Eichler (the “Eichler Change of Control Agreement”) that provides certain benefits to Mr. Eichler, so long as he enters into a release of all claims with the Company, including: (i) acceleration of vesting with respect to that number of shares underlying options then held by Mr. Eichler that otherwise would vest over a twelve month period under the terms of such options if the Company is subject to a change of control; (ii) accelerated vesting with respect to one hundred percent of the then unvested stock options held by Mr. Eichler in the event that he is terminated without cause within twelve months following a change of control of the Company; and (iii) severance payments equal to six months continued salary and COBRA payments in the event Mr. Eichler is terminated without cause outside of the context of a change of control of the Company.

Under the Eichler Change of Control Agreement, “Change of Control” means the occurrence of any of the following events:

(a)    Any “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended), excluding existing beneficial owners as of the date of this letter, is or becomes the “beneficial owner” (as defined in Section 13d-3 of said Act), directly or indirectly, of securities of the Company representing 50 percent or more of the total voting power represented by the Company’s then outstanding voting securities, excluding conversion of any convertible securities issued as of the date of this letter;

(b)   The composition of the Board changes during any period of 36 months that follows the date of the change of control agreement, such that individuals who, at the beginning of the period, were members of the Board (the “Continuing Directors”), cease for any reason to constitute at least a majority thereof; unless at least 50 percent of the Continuing Directors has either (i) approved the election of the new Directors, (ii) if the election of the new Directors is voted on by stockholders, recommended that the stockholders vote for approval, or (iii) otherwise determined that such change in composition does not constitute a Change of Control, even if the Continuing Directors do not constitute a quorum of the whole Board (it being understood that this requirement shall not be capable of satisfaction unless there is at least one Continuing Director); or

(c)    The stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50 percent of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

The Eichler Change of Control Agreement provides that “Change of Control” shall not include either of the following events undertaken at the election of the Company:

(i)    Any transaction, the sole purpose of which is to change the state of the Company’s incorporation; or

(ii)   A transaction, the result of which is to sell all or substantially all of the assets of the Company to another corporation (the “surviving corporation”) provided that the surviving corporation is owned directly or indirectly by the stockholders of the Company immediately following such transaction in substantially the same proportions as their ownership of the Company’s common stock immediately preceding such transaction.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s executive officers, directors and persons who beneficially own more than 10 percent of the Company’s common stock, who are collectively referred to as Reporting Persons, to file initial reports of ownership and reports of changes in ownership with the SEC. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they filed.

To the Company’s knowledge, based upon the review of such forms furnished to the Company and written representations from certain reporting persons, the Company believes that during the fiscal year ended July 31, 2005, except as follows, all reporting persons have complied with all filing requirements applicable to the Company’s executive officers, directors and greater than 10 percent stockholders: Said Mohammadioun filed a Form 4 in connection with a sale of certain shares of the Company’s common stock on April 4, 2005, one day past the due date for such Form 4.

REPORT OF THE COMPENSATION COMMITTEE OF THE INTELLISYNC
BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

The following is the report of the compensation committee of the Company, describing the compensation policies and rationale applicable to the Company’s executive officers with respect to the compensation paid to such executive officers for the fiscal year ended July 31, 2005. The information contained in the report shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Act, or the Securities Exchange Act of 1934, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

The compensation committee is responsible for setting and administering the policies governing annual compensation of the executive officers of the Company. The compensation committee adopted a written charter in September 2004, a copy of which is available on our website at www.intellisync.com. For all executive officers, the committee reviews the performance and compensation levels for executive officers, sets salary levels and recommends option grants under the Option Plan. The members of this committee for the fiscal year ended July 31, 2005 were Ms. Berg-Painter and Messrs. Clair and Cornell (who was appointed to the committee in May 2005), who were non-employee directors of the Company for the fiscal year ended July 31, 2005.

Overview

The goals of the Company’s executive officer compensation policies are to attract, retain and reward executive officers who contribute to the Company’s success, to align executive officer compensation with the Company’s performance and to motivate executive officers to achieve the Company’s business objectives. The Company uses salary, bonuses, incentive cash compensation and option grants to attain these goals. The committee reviews compensation surveys and other data to enable the committee to compare the Company’s compensation package with that of similarly-sized high technology companies in the Company’s geographic areas.

Salary

Compensation of executive officers, other than for Mr. Hobbs, the Company’s president and chief executive officer, are reviewed annually by the committee, and adjustments are made based on individual executive officer performance, scope of responsibilities and levels paid by similarly-sized high technology companies in the applicable geographic area.

Ten Year Option/SAR Repricing

The following table sets forth information regarding options held by executive officers of the Company that have been re-priced, including by an option exchange or tender offer, during the ten year period ended July 31, 2005.

Name	Date	Number of Securities Underlying Options/SARs Repriced or Amended (#)	Market Price at Time of Repricing or Amendment ($)	Exercise Price at Time of Repricing or Amendment($)	New Exercise Price ($)	Length of Original Option Term Remaining at Date of Repricing or Amendment (Years)
David Bechtel(1)	4/24/02	11,500	$1.11	$12.8750	$1.11	8.49
		13,500	1.11	5.2188	1.11	8.86
Kelly J. Hicks(1)	7/30/01	200,000	2.10	28.2500	2.10	8.71
			2.10	29.0625	2.10	8.76
			2.10	23.6250	2.10	8.85
J. Keith Kitchen	7/30/01	20,000	2.10	42.2500	1.78	8.68
		9,500	2.10	23.6250	1.78	8.84
Stephen A. Nicol(1)	7/30/01	400,000	2.10	28.2500	2.10	8.71
Bradley A. Rowe(1)	7/30/01	500,000	2.10	28.2500	2.10	8.71
John W. Stossel(1)	7/30/01	150,000	2.10	25.8750	2.10	8.96
Richard M. Walker(1)	4/24/02	120,000	1.11	7.3594	1.11	8.61

(1)          No longer an executive officer of the Company.

Stock Options

The Company strongly believes that equity ownership by executive officers provides incentives to build stockholder value and align the interests of executive officers with the stockholders. The size of an initial option grant to an executive officer has generally been determined with reference to similarly-sized high technology companies in the relevant geographic area for similar positions, the responsibilities and future contributions of the executive officer, as well as recruitment and retention considerations. See also “Stock Options Granted in Fiscal Year 2005” above.

Chief Executive Officer Compensation

The committee annually reviews the performance and compensation of Mr. Hobbs. Mr. Hobbs has served as the Company’s president and chief executive officer since June 2002. The compensation of Mr. Hobbs is largely based upon the same criteria as that applicable to the other executive officers of the Company although the committee added a number of performance criteria to Mr. Hobbs’ option grants not typical of options granted to other executive officers. In addition to base compensation, Mr. Hobbs received a signing bonus of $200,000 upon execution of his Employment Agreement with the Company in June 2002. Mr. Hobbs was also issued an immediately exercisable restricted stock option to purchase up to 1,500,000 shares of the Company’s common stock at $0.59 per share. The option is fully exercisable from the time of grant, subject to the Company’s right to repurchase any unvested shares at the original exercise price in the event of Mr. Hobbs’ termination. The option shares vest as follows: 700,000 shares vest over four years, with 1/4th vesting after 12 months from the date of grant and then 1/48th vesting monthly thereafter; 400,000 shares vest on the seventh anniversary of the date of grant, with acceleration for meeting certain operating plan criteria, including revenue and net income objectives; and 400,000 shares vest on the seventh anniversary of the date of grant, with acceleration for meeting certain stock price targets. Mr. Hobbs exercised the option with respect to 525,000 shares and paid for the shares by issuing the

Company a full recourse promissory note in the aggregate principal amount of $309,750 with interest accruing at the rate of 4.75% per annum. The note was fully paid in January 2004. On September 30, 2003, the Board agreed to increase Mr. Hobbs’ annual salary to $350,000, retroactive to June 14, 2003, the anniversary of Mr. Hobbs’ employment with the Company. On September 28, 2004, the Board agreed to increase Mr. Hobbs’ annual salary to $375,000, retroactive to August 1, 2004. On November 17, 2004, Mr. Hobbs was granted the following additional stock options entitling him to purchase up to 1,500,000 shares of the Company’s common stock, which options consisted of the following: (i) options to purchase 800,000 shares of the Company’s common stock with standard vesting over four years; (ii) options to purchase 100,000 shares of the Company’s common stock with performance based vesting based on certain sales goals; and options to purchase 600,000 shares of the Company’s common stock with performance based vesting based on certain share price goals. On August 24, 2005 the Board agreed to maintain Mr. Hobbs’ annual salary at $375,000. In each case, increases in Mr. Hobbs’ compensation were based on Mr. Hobbs performance as chief executive officer.

While the chief executive officer makes recommendations about the compensation levels, goals and performance of the other executive officers, he does not participate in discussions regarding his own compensation or performance.

COMPENSATION COMMITTEE
Kirsten Berg-Painter
Michael M. Clair
Keith Cornell

REPORT OF THE AUDIT COMMITTEE OF THE INTELLISYNC BOARD OF DIRECTORS

The following is the report of the audit committee with respect to the Company’s audited financial statements for the fiscal year ended July 31, 2005, which include the consolidated balance sheets of the Company as of July 31, 2005 and 2004, and the related consolidated statements of operations, shareholders’ equity and cash flow for each of the three years in the period ended July 31, 2005, and the notes thereto. The information contained in the report shall not be deemed to be “soliciting material” or to be “filed” with the SEC nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically requests that such information be treated as soliciting material or specifically incorporates it by reference into any such filing.

Composition

The audit committee of the Board is currently composed of three independent directors, as that term is defined in Rule 4200(a)(14) of the listing standards of the National Association of Securities Dealers, and operates under a written charter adopted by the Board. A copy of the audit committee’s charter was filed as Annex G to our joint proxy statement/prospectus dated November 26, 2003. The audit committee adopted a written charter in September 2004, a copy of which is available on our website at www.intellisync.com. During the fiscal year ended July 31, 2005, each of Messrs. Arnold, Clair, Berg-Painter, Valeski and Praisner were members of the Audit Committee. Ms. Berg Painter resigned from the Audit Committee on August 25, 2004 and Mr. Praisner resigned from the Audit Committee on July 1, 2005. . The current members of the audit committee are Messrs. Arnold, Clair and Valeski.

Responsibilities

The responsibilities of the audit committee include reviewing and monitoring the corporate financial reporting and the external audit of the Company. Management is responsible for the Company’s internal controls and the financial reporting process. The independent registered public accounting firm are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted accounting principles in the United States and for issuing a report thereon. The audit committee is responsible for selecting an independent registered public accounting firm and to monitor and oversee these processes.

Review with Management and Independent Registered Public Accounting Firm

The audit committee has reviewed and discussed the Company’s audited financial statements with management and the Company’s independent registered public accounting firm, PricewaterhouseCoopers LLP. The audit committee has reviewed with management and the independent registered public accounting firm the audited consolidated financial statements in the Annual Report, including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the consolidated financial statements. Management represented to the audit committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles. The audit committee has discussed with PricewaterhouseCoopers LLP, the Company’s independent registered public accounting firm, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, including, among other items, matters related to the conduct of the audit of the Company’s financial statements. PricewaterhouseCoopers LLP has provided to the audit committee the written disclosures and the letter required by Independent Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” and the audit committee has discussed with PricewaterhouseCoopers LLP its independence from the Company. The audit committee has also discussed with management and PricewaterhouseCoopers LLP the evaluation of the Company’s internal controls and the audit of management’s assessment of the effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

Conclusion

Based upon the reviews and discussions referred to above, the audit committee recommended that the Board include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended July 31, 2005, as filed with the SEC.

AUDIT COMMITTEE
Richard Arnold
Michael M. Clair
Terrence Valeski

COMPARISON OF STOCKHOLDER RETURN

The following line graph compares the cumulative total return to stockholders on the Company’s common stock for the Company’s five most recent fiscal years with the same cumulative total return on the Nasdaq Stock Market-U.S. Index, and on the peer groups comprised of other enterprise software companies. The Company has modified its Peer Group Index to include those companies that more accurately reflect its business mix and nature of its current operations. The Old Peer Group Index is shown through July 31, 2005 for transitional purposes only, as required by the Securities and Exchange Commission.

The Old Peer Group Index is comprised of the following publicly traded companies: Adobe Systems, Inc., BEA Systems, Inc., BMC Software, Inc., Business Objects, a sponsored ADR, Citrix Systems, Inc., E.piphany, Inc., Embarcadero Technologies, Inc., I2 Technologies, Inc., Informatica Corporation, Macromedia, Inc., Macrovision Corporation, Manugistics Group, Inc., Mercury Interactive Corporation, Micromuse, Inc., Microsoft Corporation, Microstrategy, Inc., NetIQ Corporation, Novell, Inc., Oracle/Peoplesoft, Red Hat, Inc., SAP Aktiengesellschaft Systems, a sponsored ADR, Siebel Systems, Inc., Symantec Corporation, Tibco Software, Inc., and webMethods, Inc. The New Peer Group Index is comprised of each of the companies in the Old Peer Group Index, plus International Business Machines Corporation, PalmSource, Inc., Research In Motion Limited and Sybase, Inc.

The graph assumes that $100 was invested on July 31, 2000 in the Company’s common stock, in the Nasdaq Stock Market-U.S. Index, in the Old Peer Group Index and in the New Peer Group Index, and that all dividends were reinvested. No dividends have been declared or paid on the Company’s common stock. Stockholder returns over the period indicated should not be considered indicative of future stockholder returns. The information contained in the Performance Graph shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference into such filing.

Intellisync Corporation, Nasdaq Stock Market Index (U.S. Companies), Old Peer Group Index
and New Peer Group Index

	Cumulative Total Return
	7/00	7/01	7/02	7/03	7/04	7/05
INTELLISYNC CORPORATION	100.00	10.15	2.50	17.35	12.75	12.75
NASDAQ STOCK MARKET (U.S. COMPANIES)	100.00	54.74	36.80	48.27	52.49	60.81
NEW PEER GROUP INDEX	100.00	75.23	48.55	56.58	62.04	64.77
OLD PEER GROUP INDEX	100.00	69.95	45.53	52.61	56.25	60.03

CERTAIN TRANSACTIONS

The Company’s certificate of incorporation limits the liability of its directors for monetary damages arising from a breach of their fiduciary duty as directors, except to the extent otherwise required by the Delaware law. Such limitation of liability does not affect the availability of equitable remedies such as injunctive relief or rescission.

The Company’s bylaws provide that the Company shall indemnify its directors and officers to the fullest extent permitted by Delaware law, including in circumstances in which indemnification is otherwise discretionary under Delaware law. The Company has also entered into indemnification agreements with its officers and directors containing provisions that may require the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors, and officers’ insurance if available on reasonable terms.

STOCKHOLDER PROPOSALS TO BE PRESENTED
AT NEXT ANNUAL MEETING

The Company has an advance notice provision under its bylaws for stockholder business to be presented at meetings of stockholders. Such provision states that in order for stockholder business to be properly brought before a meeting by a stockholder, such stockholder must have given timely notice thereof in writing to the Secretary of the Company. To be timely, a stockholder proposal must be received at the Company’s principal executive offices not less than 120 calendar days in advance of the date the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting of stockholders; except that (i) if no annual meeting was held in the previous year, (ii) if the date of the annual meeting has been changed by more than 30 calendar days from the date contemplated at the time of the previous year’s proxy statement or (iii) in the event of a special meeting, then notice must be received not later than the close of business on the tenth day following the day on which notice of the date of the meeting was mailed or public disclosure of the meeting date was made. In addition, a stockholder nomination for a director must be received at the Company’s principal executive offices not less than 120 days in advance of the date that the Company’s proxy statement was released to stockholders in connection with the previous year’s annual meeting.

Proposals of stockholders intended to be presented at the Annual Meeting of the Stockholders of the Company for the fiscal year ending July 31, 2006 must be received by the Company at its offices located at 2550 North First Street, Suite 500, San Jose, California 95131 no later than June 1, 2006 and satisfy the conditions established by the SEC for stockholder proposals to be included in the Company’s proxy statement for that meeting.

Our bylaws provide that stockholder proposals related to the Company’s Annual Meeting of Stockholders for the fiscal year ending July 31, 2006, but submitted outside the processes of Rule 14a-8 under the Exchange Act, must be received by the Company at its offices located at 2550 North First Street, Suite 500, San Jose, California 95131 prior to June 1, 2006. A stockholder’s notice of a proposal must set forth as to each matter the stockholder proposes to bring before the annual meeting the information required by our bylaws.

TRANSACTION OF OTHER BUSINESS

At the date of this proxy statement, the only business which the Board intends to present or knows that others will present at the meeting is as set forth above. If any other matter or matters are properly brought before the meeting, or any adjournment thereof, it is the intention of the persons named in the accompanying form of proxy to vote the proxy on such matters in accordance with their best judgment.

By Order of the Board of Directors
David Eichler
Chief Financial Officer
November 1, 2005

Appendix A

INTELLISYNC CORPORATION

2002 Equity Incentive Plan,
as approved by the Board of Directors on October 27, 2005

PURPOSE.   Intellisync Corporation 2002 Equity Incentive Plan (the “2002 Plan”) is established to attract, retain and reward persons providing services to Intellisync Corporation and any successor corporation thereto (collectively referred to as the “Company”), and any Parent and/or Subsidiary (all of whom along with the Company being individually referred to as a “Participating Company” and collectively referred to as the “Participating Company Group”), and to motivate such persons to contribute to the growth and profits of the Participating Company Group in the future. For purposes of the 2002 Plan, a parent corporation and a subsidiary corporation shall be as defined in sections 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended (the “Code”).

Awards granted under the 2002 Plan may be Incentive Stock Options, Nonstatutory Stock Options, or Restricted Stock Units, as determined by the Board at the time of grant.

Capitalized terms not defined in the text of the 2002 Plan are defined as set forth in Section 19 below.

ADMINISTRATION.   The 2002 Plan shall be administered by the Board of Directors of the Company (the “Board”) and/or by one or more duly appointed committees (collectively, the “Committee”) of the Board having such powers as shall be specified by the Board. The composition of, and authority delegated to, the Committee shall conform to any mandatory requirements of the Applicable Laws. Subsequent references herein to the Board shall also mean the Committee if such Committee has been appointed and, unless the powers of the Committee have been specifically limited, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to terminate or amend the 2002 Plan at any time, subject to the terms of the 2002 Plan and any limitations imposed by the Applicable Laws. If permitted by the Applicable Laws, the Board may authorize one or more officers to make awards under the 2002 Plan, within such limits as the Board may specify in connection with such grant of authority.

To the extent that the Board determines it to be desirable to qualify Awards granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the 2002 Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

All questions of interpretation of the 2002 Plan or of any Awards granted under the 2002 Plan shall be determined by the Board, and such determinations shall be final and binding upon all persons having an interest in the 2002 Plan and/or any Award. Options may be either Incentive Stock Options or Nonqualified Stock Options. Any officer of a Participating Company Group shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the officer has apparent authority with respect to such matter, right, obligation, or election.

ELIGIBILITY AND CONSEQUENCES OF PARTICIPATION IN 2002 PLAN.

ELIGIBILITY.   Incentive Stock Options may be granted only to employees (including officers and directors who are also employees) and directors of the Participating Company Group or to individuals who are rendering services as consultants of or advisors to the Participating Company Group. The Board shall, in its sole discretion, determine which persons shall be granted an Award. A director of the Company may only be granted a Nonqualified Stock Option or a Restricted Stock Unit unless the director is also an employee of the Company. An individual who is rendering services as a consultant, advisor, or other independent contractor may only be granted a Nonqualified Stock Option or a Restricted Stock Unit. Eligible persons may be granted more than one (1) Award.

RIGHTS AS STOCKHOLDER.   Until the issuance of the shares following exercise of an Award (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the shares of Stock subject to an Award.

NO EMPLOYMENT RIGHTS.   The 2002 Plan shall not confer upon any Participant any right with respect to continuation of an employment or consulting relationship with the Company, nor shall it interfere in any way with such participant’s right or the Company’s right to terminate the employment or consulting relationship at any time for any reason.

SHARES SUBJECT TO AWARDS.   Awards shall be for the purchase or grant of shares of the authorized but unissued, or reacquired (treasury) common stock of the Company (the “Stock”), subject to adjustment as provided in Section 12 below. The maximum number of shares of Stock which may be issued under the 2002 Plan shall be eight million seven hundred seventy five thousand (8,775,000) shares. In the event that any outstanding Award for any reason expires or is terminated or canceled, the shares allocable to the unexercised portion of such Award may again be subject to an Award grant.

CODE SECTION 162(M) PROVISIONS.

OPTION ANNUAL SHARE LIMIT.   No Participant shall be granted, in any Fiscal Year, Options to purchase more than 1,000,000 shares of Stock. In connection with his or her initial service, a Participant may be granted Options to purchase up to an additional 1,000,000 shares of Stock, which will not count against the limit set forth in the previous sentence.

RESTRICTED STOCK UNIT ANNUAL LIMIT.   No Participant shall be granted, in any Fiscal Year, more than 500,000 shares of Stock in the aggregate of Restricted Stock Units. In connection with his or her initial service, a Participant may be granted an additional 500,000 shares of Stock in the aggregate of Restricted Stock Units, which will not count against the limit set forth in the previous sentence.

SECTION 162(M) PERFORMANCE RESTRICTIONS.   For purposes of qualifying grants of Restricted Stock Units as “performance-based compensation” under Section 162(m) of the Code, the Board, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Board on or before the latest date permissible to enable the Restricted Stock Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock Units which are intended to qualify under Section 162(m) of the Code, the Board shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Award under Section 162(m) of the Code (e.g., in determining the Performance Goals).

CHANGES IN CAPITALIZATION.   The numerical limitations in Sections 5(a) and (b) shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 12.

TIME FOR GRANTING OPTIONS.   All Awards shall be granted, if at all, within ten (10) years from the earlier of the date the 2002 Plan is adopted by the Board or the date the 2002 Plan is duly approved by the stockholders of the Company.

TERMS, CONDITIONS AND FORM OF OPTIONS.   Subject to the provisions of the 2002 Plan, the Board shall determine for each Option (which need not be identical) the number of shares of Stock for which the Option shall be granted, the option exercise price of the Option, the timing and terms of exercisability and vesting of the Option, whether the Option is to be treated as an Incentive Stock Option or as a Nonqualified Stock Option and all other terms and conditions of the Option not inconsistent with the 2002 Plan. Options granted pursuant to the 2002 Plan shall be evidenced by written agreements specifying the number of shares of Stock covered thereby, in such form as the Board shall from time to time establish, which agreements may incorporate all or any of the terms of the 2002 Plan by reference and shall comply with and be subject to the following terms and conditions:

OPTION EXERCISE PRICE.   The option exercise price for each Option shall be established in the sole discretion of the Board; provided, however, that (i) the option exercise price per share for an Incentive Stock Option shall be not less than the Fair Market Value, as determined by the Board, of a share of Stock on the date of the granting of the Option, (ii) the option exercise price per share for a Nonqualified Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value, as determined by the Board, of a share of Stock on the date of the granting of the Option and (iii) no Incentive Stock Option granted to an Optionee who at the time the Option is granted owns stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of a Participating Company within the meaning of section 422(b)(6) of the Code (a “Ten Percent Owner Optionee”) shall have an option exercise price per share less than one hundred ten percent (110%) of the Fair Market Value, as determined by the Board, of a share of Stock on the date of the granting of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonqualified Stock Option) may be granted with an option exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying with the provisions of section 424(a) of the Code.

EXERCISE PERIOD OF OPTIONS.   The Board shall have the power to set the time or times within which each Option shall be exercisable or the event or events upon the occurrence of which all or a portion of each Option shall be exercisable, including vesting requirements and/or performance criteria with respect to the Company and/or the Optionee, and the term of each Option; provided, however, that (i) no Option shall be exercisable after the expiration of ten (10) years after the date such Option is granted, and (ii) no Incentive Stock Option granted to a Ten Percent Owner Optionee shall be exercisable after the expiration of five (5) years after the date such Option is granted. The Board shall have the discretion to determine whether and to what extent the vesting of Options shall be tolled during any unpaid leave of absence; provided, however, that in the absence of such determination, vesting of Options shall be tolled after the thirtieth (30th) calendar day of any such unpaid leave (unless otherwise required by the Applicable Laws). In the event of military leave, vesting shall toll during any unpaid portion of such leave, provided that, upon a Participant’s returning from military leave (under conditions that would entitle him or her to protection upon such return under the Uniform Services Employment and Reemployment Rights Act), he or she shall be given vesting credit with respect to Options to the same extent as would have applied had the Optionee continued to provide services to the Company throughout the leave on the same terms as he or she was providing services immediately prior to such leave.

PAYMENT OF OPTION EXERCISE PRICE.   Payment of the Option exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check, or cash equivalent; (ii) by tender to the Company of shares of the Company’s stock owned by the Optionee having a value, as determined by the Board (but without regard to any restrictions on transferability applicable to such stock by reason of federal or state securities laws or agreements with an underwriter for the Company) not less than the aggregate exercise price of the Option shares being exercised, provided that in the case of shares of Stock acquired, directly or indirectly, from the Company, such shares of Stock must have been owned by the Optionee for more than six months on the date of tender (or such other period as may be required to avoid the Company’s incurring an adverse accounting charge); (iii) by the assignment of the proceeds of a sale of some or all of the shares being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System); (iv) any other method permissible under the Applicable Laws, or (v) by any combination of the foregoing methods.

The Board may at any time or from time to time, by adoption of or by amendment to either of the standard forms of Award Agreement described in Section 9 below, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the Option exercise price and/or which otherwise restrict one (1) or more forms of consideration. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve and/or terminate any program and/or procedures for the exercise of Options by means of an assignment of the proceeds of a sale of some or all of the shares of Stock to be acquired upon such exercise, and the Company may, in its sole discretion, refuse to accept a particular form of consideration at the time of any Option exercise if the Board determines that acceptance of such form is not in the best interests of the Company or its stockholders at such time.

$100,000 LIMITATION APPLICABLE TO INCENTIVE STOCK OPTIONS.   Notwithstanding any designation by the Board of an Option as an Incentive Stock Option, to the extent that the aggregate Fair Market Value of shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Optionee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as nonstatutory stock options. For purposes of this paragraph, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the shares subject to an Incentive Stock Option shall be determined as of the date of the grant of such Option.

INCENTIVE STOCK OPTIONS.   Unless otherwise provided for by the Board at the time an Option is granted, an Option designated as an Incentive Stock Option shall comply with and be subject to the terms and conditions set forth in the form of Award Agreement and the Applicable Laws.

NONQUALIFIED STOCK OPTIONS.   Unless otherwise provided for by the Board at the time an Option is granted, an Option designated as a Nonqualified Stock Option shall comply with and be subject to the terms and conditions set forth in the form of Award Agreement and the Applicable Laws.

RESTRICTED STOCK UNITS.

GRANT.   Restricted Stock Units may be granted at any time and from time to time as determined by the Board. After the Board determines that it will grant Restricted Stock Units under the 2002 Plan, it shall advise the Participant in writing or electronically of the terms, conditions, and restrictions related to the grant, including the number of Restricted Stock Units.

VESTING CRITERIA AND OTHER TERMS.   The Board shall set vesting criteria in its discretion, which, depending on the extent to which the criteria are met, will determine the number of shares of Stock that will be paid out to the Participant upon vesting of an Award of Restricted Stock Units. The Administrator may set vesting criteria based upon the achievement of Company-wide, business unit, or individual goals (including, but not limited to, continued employment), or any other basis determined by the Board in its discretion.

EARNING RESTRICTED STOCK UNITS.   Upon meeting the applicable vesting criteria, the Participant shall be entitled to receive a payout as specified in the Restricted Stock Unit Award Agreement. Notwithstanding the foregoing, at any time after the grant of Restricted Stock Units, the Board, in its sole discretion, may reduce or waive any vesting criteria that must be met to receive a payout.

TIMING OF PAYMENT.   Payment of earned Restricted Stock Units shall be made as soon as practicable after the date(s) set forth in the Restricted Stock Unit Award Agreement. The Board shall pay earned Restricted Stock Units in shares of Stock.

CANCELLATION.   On the date set forth in the Restricted Stock Unit Award Agreement, all unearned Restricted Stock Units shall be forfeited to the Company.

STANDARD FORMS OF AWARD AGREEMENTS.   The Board shall set forth the terms of each Award in a written document (the “Award Agreement”), at the time an Award is granted or as otherwise provided for by the 2002 Plan, the form(s) of which shall be approved from time to time by the Board, including any documents attached to or incorporated into such Award Agreement.

AUTHORITY TO VARY TERMS.   The Board shall have the authority from time to time to vary the terms of the forms of Award Agreement either in connection with the grant of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of such revised or amended standard form or forms of Award Agreement shall be in accordance with the terms of the 2002 Plan and the Applicable Laws. Such authority shall include, but not by way of limitation, the authority to grant Awards which are immediately exercisable subject to the Company’s right to repurchase any unvested shares of Stock acquired by a Participant on exercise or grant of an Award in the event such Participant’s employment with the Participating Company Group is terminated for any reason, with or without cause.

TERMINATION OF AWARDS.   The Board shall provide in the applicable form of Award Agreement for the treatment of an Award upon termination of the Participant’s service relationship to the Participating Company in compliance with the Applicable Laws. Notwithstanding the above, unless the Board otherwise provides in the applicable Award Agreement, each Award shall terminate as to those shares of Stock in which the Participant is unvested as of the date of termination of his or her service relationship effective immediately upon such date of termination. Similarly, if the Participant (or other person entitled to exercise the Award) does not exercise the Award to the extent entitled within the time period specified in the Award Agreement, the Award shall terminate even as to vested shares of Stock effective upon the expiration of such period.

EFFECT OF CHANGE IN STOCK SUBJECT TO 2002 PLAN.   Subject to any action required under the Applicable Laws by the stockholders of the Company, the number of shares of Stock covered by each outstanding Award, the numbers of shares of Stock set forth in Section 4(b) above, and the number of shares of Stock that have been authorized for issuance under the 2002 Plan but as to which no Awards have yet been granted or that have been returned to the 2002 Plan upon cancellation or expiration of an Award, as well as the exercise price per share of outstanding Options, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Stock resulting from a stock split, reverse stock split, stock dividend, combination, recapitalization or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to an Award.

TRANSFER OF CONTROL; LIQUIDATION.   A “Transfer of Control” shall be deemed to have occurred in the event of (a) a sale of all or substantially all of the Company’s assets, (b) a merger, consolidation or other capital reorganization or transaction of the Company with or into another corporation, entity or person.

In the event of a Transfer of Control, the Board, in its sole discretion, may arrange with the surviving, continuing, successor, or purchasing corporation or parent corporation thereof, as the case may be (the “Acquiring Corporation”), for the Acquiring Corporation to either assume the Company’s rights and obligations under outstanding Awards or substitute Awards for the Acquiring Corporation’s stock for such outstanding Awards. Any Awards which are neither assumed, substituted for by the Acquiring Corporation in connection with the Transfer of Control, nor exercised as of the date of the Transfer of Control, shall terminate and cease to be outstanding effective as of the date of the Transfer of Control.

In the event of a liquidation or dissolution of the Company, each Award will terminate immediately prior to the consummation of such action, unless otherwise determined by the Board in its sole discretion.

PROVISION OF INFORMATION.   The Company shall comply with any requirements of the Applicable Laws relating to provision of financial or other information about the Company to 2002 Plan participants.

TRANSFERABILITY OF AWARDS.   During the lifetime of the Participant, the Award shall be exercisable only by the Participant. No Incentive Stock Option shall be assignable or transferable by the Optionee, except by will or by the laws of descent and distribution. Subject to the Applicable Laws, the Board may in its sole discretion, and to the extent reflected in the applicable form of Award Agreement, grant transferable Nonstatutory Stock Options or Restricted Stock Units.

TERMINATION OR AMENDMENT OF 2002 PLAN.   The Board may terminate or amend the 2002 Plan or one or more outstanding Options at any time; provided, however, that without the approval of the Company’s stockholders, there shall be (a) no increase in the total number of shares of Stock covered by the 2002 Plan (except by operation of the provisions of Section 12 above), (b) no change in the class of persons eligible to receive Incentive Stock Options and (c) no expansion in the class of persons eligible to receive Nonqualified Stock Options. In any event, no amendment may adversely affect any then outstanding Award or any unexercised portion thereof, without the consent of the Participant, unless such amendment is required to enable an Option designated as an Incentive Stock Option to qualify as an Incentive Stock Option.

CONDITIONS UPON ISSUANCE OF SHARES.   Notwithstanding any other provision of the 2002 Plan or any Award Agreement entered into by the Company pursuant to the 2002 Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any shares of Stock under the 2002 Plan unless such issuance or delivery would comply with the Applicable Laws, with such compliance determined by the Company in consultation with its legal counsel. As a condition to the exercise or payment of an Award, the Company may require the person exercising or receiving the Award to represent and warrant at the time of any such exercise or receipt that the shares of Stock are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by law or in the best interests of the Company.

WITHHOLDING TAXES.   As a condition of the grant, vesting or exercise of an Award, the Participant (or in the case of the Participant’s death, the person succeeding to the Participant’s rights under the Award) shall make such arrangements as the administrator may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with such grant, vesting or exercise of the Award and the issuance of shares of Stock thereunder. The Company shall not be required to issue any shares of Stock under the 2002 Plan until such obligations are satisfied. If the Committee allows the withholding or surrender of shares of Company stock to satisfy a Participant’s tax withholding obligations under this paragraph, the administrator shall not allow shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

DEFINITIONS.   The following definitions apply to terms used in the 2002 Plan:

“Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles.

“Applicable Laws” means the legal requirements relating to the administration of equity incentive plans, including under applicable U.S. state corporate laws, U.S. federal and applicable state securities laws, other U.S. federal and state laws, the Code, any Stock Exchange rules or regulations and the applicable laws, rules and regulations of any other country or jurisdiction where Awards are granted under the 2002 Plan, as such laws, rules, regulations and requirements shall be in place from time to time.

“Award” means, individually or collectively, a grant under the 2002 Plan of Options or Restricted Stock Units.

“Cash Position” means the Company’s level of cash and cash equivalents.

“Earnings Per Share” means as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

“Fair Market Value” means, as of any date, the value of a share of Stock determined as follows:

If the shares of Stock are listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system, on the date of determination or, if the date of determination is not a trading day, the immediately preceding trading day;

If the shares of Stock are regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a share of Stock shall be the mean between the high bid and low asked prices for the share of Stock on the date of determination or, if there are no quoted prices on the date of determination, on the last day on which there are quoted prices prior to the date of determination; or

In the absence of an established market for the shares of Stock, the Fair Market Value shall be determined in good faith by the Administrator.

“Fiscal Year” means a fiscal year of the Company.

“Net Income” means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles.

Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

“Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

“Operating Income” means the Company’s or a business unit’s income from operations determined in accordance with generally accepted accounting principles.

“Option” means a stock option granted pursuant to the 2002 Plan

“Optionee” means any person granted an Option under the 2002 Plan.

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code, or any successor provision.

“Participant” means the holder of an outstanding Award granted under the 2002 Plan.

“Performance Goals” means the goal(s) (or combined goal(s)) determined by the Board (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Board, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, (d) Net Income, (e) Operating Cash Flow, (f) Operating Income, (g) Return on Assets, (h) Return on Equity, (i) Return on Sales, and (j) Total Stockholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. The Board shall appropriately adjust any evaluation of performance under a Performance Goal to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial conditions and results of operations appearing in the Company’s annual report to shareholders for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company’s or a business units’ reported results.

“Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

“Return on Equity” means the percentage equal to the Company’s Net Income divided by average shareholder’s equity, determined in accordance with generally accepted accounting principles.

“Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

“Restricted Stock Unit” means a bookkeeping entry representing an amount equal to the Fair Market Value of one share of Stock, granted pursuant to Section 8. Each Restricted Stock Unit represents an unfunded and unsecured obligation of the Company.

“Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, or any successor provision.

“Total Stockholder Return” means the total return (change in share price plus reinvestment of any dividends) of a share of the Company’s common stock.